As filed with the Securities and Exchange Commission on August 5, 2019

File No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

KIBUSH CAPITAL CORP.

Nevada	1400
(State or jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

2215-B Renaissance Drive
Las Vegas, NV 89119
(61) 398464288

(Address, including zip code, and telephone number, including area code,

of registrant’s principle executive offices)

Matheau J. W. Stout, Esq.
201 International Circle, Suite 230

Hunt Valley, Maryland 21030

(410) 429-7076
(Name, address, including zip code, and telephone number, including area code,

of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]
		Emerging growth company	[X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

Calculation of Registration Fee

Title of each Class of Securities To be Registered	Amount to be registered (1)	Proposed maximum Offering price per share (2)(3)(4)(5)	Proposed maximum aggregate Offering price	Amount of registration fee
Common Stock, $0.001 par value per share, to be offered by the issuer	250,000,000	$0.002	$500,000	$60.60

Total	250,000,000	0.002	$500,000	$60.60

(1)	In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457 of the Securities Act.

(3)	Offering price has been arbitrarily determined by the Board of Directors.

(4)	The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o).

(5)	The offering price has been calculated as the exercise price solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(g).

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PRELIMINARY PROSPECTUS

KIBUSH CAPITAL CORP.

250,000,000 Shares of Common Stock Offered by the Company

$0.002 per share

This is the initial public offering of our common stock, par value $0.001 per share. We are selling 250,000,000 shares of our common stock.

This offering will terminate on the date which is 180 days from the effective date of this prospectus, although we may close the offering on any date prior if the offering is fully subscribed or upon the vote of our board of directors.

We currently expect the initial public offering price of the shares we are offering to be $0.002 per share of our common stock.

The Company is quoted on the OTC Pink market there is a limited established market for our stock. The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our capital structure and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

Investing in our common stock involves a high degree of risk. See “Risk Factors” for certain risks you should consider before purchasing any shares in this offering. This prospectus is not an offer to sell these securities and it is not the solicitation of an offer to buy these securities in any state where the offeror sale is not permitted.

The offering is being conducted on a self-underwritten, best efforts basis, which means our management will attempt to sell the shares being offered hereby on behalf of the Company. There is no underwriter for this offering.

Completion of this offering is not subject to us raising a minimum offering amount. We do not have an arrangement to place the proceeds from this offering in an escrow, trust or similar account. Any funds raised from the offering will be immediately available to us for our immediate use.

Any purchaser of common stock in the offering may be the only purchaser, given the lack of a minimum offering amount.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Company does not plan to use this offering prospectus before the effective date.

Proceeds to Company in Offering

	Number of Shares	Offering Price (1)	Underwriting Discounts & Commissions	Gross Proceeds

Per Share
25% of Offering Sold	62,500,000	$0.002	$0	$125,000
50% of Offering sold	125,000,000	$0.002	$0	$250,000
75% of Offering Sold	187,500,000	$0.002	$0	$375,00
Maximum Offering sold	250,000,000	$0.002	$0	$5,000,000

(1)	Assuming an initial public offering price of $0.002 per share, as set forth on the cover page of this prospectus.

ABOUT THIS PROSPECTUS

In making your investment decision, you should only rely on the information contained in this prospectus. We have not authorized anyone to provide you with any other or different information. If anyone provides you with information that is different from, or inconsistent with, the information in this prospectus, you should not rely on it. We believe the information in this prospectus is materially complete and correct as of the date on the front cover. We cannot, however, guarantee that the information will remain correct after that date. For that reason, you should assume that the information in this prospectus is accurate only as of the date on the front cover and that it may not still be accurate on a later date. This document may only be used where it is legal to sell these securities. The information contained in this prospectus is current only as of its date, regardless of the time of delivery of this prospectus or of any sales of our shares of common stock.

You should not interpret the contents of this prospectus to be legal, business, investment or tax advice. You should consult with your own advisors for that type of advice and consult with them about the legal, tax, business, financial and other issues that you should consider before investing in our common stock.

This prospectus does not offer to sell, or ask for offers to buy, any shares of our common stock in any state or other jurisdiction in which such offer or solicitation would be unlawful or where the person making the offer is not qualified to do so.

No action is being taken in any jurisdictions outside the United States to permit a public offering of our common stock or possession or distribution of this prospectus in those jurisdictions. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions that apply in those jurisdictions to this offering or the distribution of this prospectus. In this prospectus, unless the context otherwise denotes, references to “we,” “us,” “our,” and the “Company” refer to Kibush Capital Corp.

OFFERING SUMMARY, PERKS AND RISK FACTORS

OFFERING SUMMARY

Type of Stock Offering:	Common Stock

Price Per Share:	$0.002

Minimum Investment:	$5,000.00 per investor (2,500,000 Share of Common Stock)

Maximum Offering:	$500,000.00. The Company will not accept investments greater than the Maximum Offering amount.

Maximum Shares Offered:	250,000,000 Shares of Common Stock

Use of Proceeds:	See the description in section entitled “USE OF PROCEEDS TO ISSUER” on page 19 herein.

Voting Rights:	The Shares have full voting rights.

Length of Offering:	Shares will be offered on a continuous basis until either (1) the maximum number of Shares or sold; (2) 180 days from the date of registration by the Commission, (3) if Company in its sole discretion extends the offering beyond 180 days from the date of registration by the Commission, or (4) the Company in its sole discretion withdraws this Offering.

The Offering

Common Stock Outstanding	443,354,541 Shares
Common Stock in this Offering	250,000,000 Shares
Stock to be outstanding after the offering (1)	693,354,541 Shares

(1) The total number of Shares of Common Stock assumes that the maximum number of Shares are sold in this offering.

The Company may not be able to sell the Maximum Offering Amount.

The net proceeds of the Offering will be the gross proceeds of the Shares sold minus the expenses of the offering.

Our common stock is quoted on OTCMarkets.com under trading symbol “DLCR.” We are not listed on any trading market or stock exchange, and our ability to list our stock in the future is uncertain. Investors should not assume that the Offered Shares will be listed. A consistent public trading market for the shares may not develop.

Investment Analysis

There is no assurance Kibush Capital Corp. will be profitable, or that management’s opinion of the Company’s future prospects will not be outweighed in the by unanticipated losses, adverse regulatory developments and other risks. Investors should carefully consider the various risk factors below before investing in the Shares.

RISK FACTORS

The purchase of the Company’s Common Stock involves substantial risks. You should carefully consider the following risk factors in addition to any other risks associated with this investment. The Shares offered by the Company constitute a highly speculative investment and you should be in an economic position to lose your entire investment. The risks listed do not necessarily comprise all those associated with an investment in the Shares and are not set out in any particular order of priority. Additional risks and uncertainties may also have an adverse effect on the Company’s business and your investment in the Shares. An investment in the Company may not be suitable for all recipients of this Prospectus. You are advised to consult an independent professional adviser or attorney who specializes in investments of this kind before making any decision to invest. You should consider carefully whether an investment in the Company is suitable in the light of your personal circumstances and the financial resources available to you.

The discussions and information in this Prospectus may contain both historical and forward- looking statements. To the extent that the Prospectus contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company’s business, please be advised that the Company’s actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company in forward-looking statements. The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results may differ from the Company’s current expectations.

Before investing, you should carefully read and carefully consider the following risk factors:

Risks Relating to the Company and Its Business

The risks of Logging and Timber operations are

The Weather, the Rainy Season in PNG are intense and can cause major disruption and damage.

The Landowners whilst the company does everything possible to cover agreements with all Landowners, the risk is that those agreements need management to ensure parties meet their responsibilities.

The Equipment we are currently using is aged and susceptible to breakdowns during heavy usage.

The Company Has A History of Losses

The Company has suffered losses since its inception and there can be no assurance that the Company’s proposed plan of business can be realized in the manner contemplated and, if it cannot be, shareholders may lose all or a substantial part of their investment. There is no guarantee that it will ever realize any significant operating revenues or that its operations will ever be profitable.

The Company Is Dependent Upon Its Management, Key Personnel and Consultants to Execute the Business Plan

The Company’s success is heavily dependent upon the continued active participation of the Company’s current executive officers as well as other key personnel and consultants. Loss of the services of one or more of these individuals could have a material adverse effect upon the Company’s business, financial condition or results of operations. Further, the Company’s success and achievement of the Company’s growth plans depend on the Company’s ability to recruit, hire, train and retain other highly qualified technical and managerial personnel. Competition for qualified employees among companies in the healthy living, healthcare and online industries is intense, and the loss of any of such persons, or an inability to attract, retain and motivate any additional highly skilled employees required for the expansion of the Company’s activities, could have a materially adverse effect on it. The inability to attract and retain the necessary personnel, consultants and advisors could have a material adverse effect on the Company’s business, financial condition or results of operations.

Although Dependent Upon Certain Key Personnel, The Company Does Not Have Any Key Man Life Insurance Policies On Any Such People

The Company is dependent upon management in order to conduct its operations and execute its business plan; however, the Company has not purchased any insurance policies with respect to those individuals in the event of their death or disability. Therefore, should any of these key personnel, management or founders die or become disabled, the Company will not receive any compensation that would assist with such person’s absence. The loss of such person could negatively affect the Company and its operations.

The Company Is Subject To Income Taxes As Well As Non-Income Based Taxes, Such As Payroll, Sales, Use, Value-Added, Net Worth, Property And Goods And Services Taxes.

Significant judgment is required in determining our provision for income taxes and other tax liabilities. In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain. Although the Company believes that our tax estimates will be reasonable: (i) there is no assurance that the final determination of tax audits or tax disputes will not be different from what is reflected in our income tax provisions, expense amounts for non-income based taxes and accruals and (ii) any material differences could have an adverse effect on our consolidated financial position and results of operations in the period or periods for which determination is made.

The Company Is Not Subject To Sarbanes-Oxley Regulations And Lack The Financial Controls And Safeguards Required Of Public Companies.

The Company does not have the internal infrastructure necessary, and is not required, to complete an attestation about our financial controls that would be required under Section 404 of the Sarbanes-Oxley Act of 2002. There can be no assurances that there are no significant deficiencies or material weaknesses in the quality of our financial controls. The Company expects to incur additional expenses and diversion of management’s time if and when it becomes necessary to perform the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

The Company Has Engaged In Certain Transactions With Related Persons.

Please see the section of this Prospectus entitled “Interest of Management and Others in Certain Related-Party Transactions and Agreements”

Changes In Employment Laws Or Regulation Could Harm The Company’s Performance.

Various federal and state labor laws govern the Company’s relationship with our employees and affect operating costs. These laws may include minimum wage requirements, overtime pay, healthcare reform and the implementation of various federal and state healthcare laws, unemployment tax rates, workers’ compensation rates, citizenship requirements, union membership and sales taxes. A number of factors could adversely affect our operating results, including additional government-imposed increases in minimum wages, overtime pay, paid leaves of absence and mandated health benefits, mandated training for employees, changing regulations from the National Labor Relations Board and increased employee litigation including claims relating to the Fair Labor Standards Act.

The Company’s Bank Accounts Will Not Be Fully Insured

The Company’s regular bank accounts and the checking account used for this Offering each have federal insurance that is limited to a certain amount of coverage. It is anticipated that the account balances in each account may exceed those limits at times. In the event that any of Company’s banks should fail, the Company may not be able to recover all amounts deposited in these bank accounts.

The Company’s Business Plan Is Speculative

The Company’s present business and planned business are speculative and subject to numerous risks and uncertainties. There is no assurance that the Company will generate significant revenues or profits.

The Company Will Likely Incur Debt

The Company has incurred debt and expects to incur future debt in order to fund operations. Complying with obligations under such indebtedness may have a material adverse effect on the Company and on your investment.

The Company’s Expenses Could Increase Without a Corresponding Increase in Revenues

The Company’s operating and other expenses could increase without a corresponding increase in revenues, which could have a material adverse effect on the Company’s consolidated financial results and on your investment. Factors which could increase operating and other expenses include, but are not limited to (1) increases in the rate of inflation, (2) increases in taxes and other statutory charges, (3) changes in laws, regulations or government policies which increase the costs of compliance with such laws, regulations or policies, (4) significant increases in insurance premiums, and (5) increases in borrowing costs.

The Company Will Be Reliant On Key Suppliers

The Company intends to enter into agreements with key suppliers and will be reliant on positive and continuing relationships with such suppliers. Termination of those agreements, variations in their terms or the failure of a key supplier to comply with its obligations under these agreements (including if a key supplier were to become insolvent) could have a material adverse effect on the Company’s consolidated financial results and on your investment.

Increased Costs Could Affect The Company

An increase in the cost of raw materials or energy could affect the Company’s profitability. Commodity and other price changes may result in unexpected increases in the cost of raw materials, glass bottles and other packaging materials used by the Company. The Company may also be adversely affected by shortages of raw materials or packaging materials. In addition, energy cost increases could result in higher transportation, freight and other operating costs. The Company may not be able to increase its prices to offset these increased costs without suffering reduced volume, sales and operating profit, and this could have an adverse effect on your investment.

Inability to Maintain and Enhance Product Image

It is important that the Company maintains and enhances the image of its existing and new products. The image and reputation of the Company’s products may be impacted for various reasons including litigation, complaints from regulatory bodies resulting from quality failure, illness or other health concerns. Such concerns, even when unsubstantiated, could be harmful to the Company’s image and the reputation of its products. From time to time, the Company may receive complaints from customers regarding products purchased from the Company. The Company may in the future receive correspondence from customers requesting reimbursement. Certain dissatisfied customers may threaten legal action against the Company if no reimbursement is made. The Company may become subject to product liability lawsuits from customers alleging injury because of a purported defect in products or sold by the Company, claiming substantial damages and demanding payments from the Company. The Company is in the chain of title when it manufactures, supplies or distributes products, and therefore is subject to the risk of being held legally responsible for them. These claims may not be covered by the Company’s insurance policies. Any resulting litigation could be costly for the Company, divert management attention, and could result in increased costs of doing business, or otherwise have a material adverse effect on the Company’s business, results of operations, and financial condition. Any negative publicity generated as a result of customer complaints about the Company’s products could damage the Company’s reputation and diminish the value of the Company’s brand, which could have a material adverse effect on the Company’s business, results of operations, and financial condition, as well as your investment. Deterioration in the Company’s brand equity (brand image, reputation and product quality) may have a material adverse effect on its consolidated financial results as well as your investment.

If We Are Unable To Protect Effectively Our Intellectual Property, We May Not Be Able To Operate Our Business, Which Would Impair Our Ability To Compete

Our success will depend on our ability to obtain and maintain meaningful intellectual property protection for any such intellectual property. The names and/or logos of Company brands (whether owned by the Company or licensed to us) may be challenged by holders of trademarks who file opposition notices, or otherwise contest trademark applications by the Company for its brands. Similarly, domains owned and used by the Company may be challenged by others who contest the ability of the Company to use the domain name or URL. Such challenges could have a material adverse effect on the Company’s consolidated financial results as well as your investment.

Computer, Website or Information System Breakdown Could Affect The Company’s Business

Computer, website and/or information system breakdowns as well as cyber security attacks could impair the Company’s ability to service its customers leading to reduced revenue from sales and/or reputational damage, which could have a material adverse effect on the Company’s consolidated financial results as well as your investment.

Changes In The Economy Could Have a Detrimental Impact On The Company

Changes in the general economic climate could have a detrimental impact on consumer expenditure and therefore on the Company’s revenue. It is possible that recessionary pressures and other economic factors (such as declining incomes, future potential rising interest rates, higher unemployment and tax increases) may adversely affect customers’ confidence and willingness to spend. Any of such events or occurrences could have a material adverse effect on the Company’s consolidated financial results and on your investment.

The Amount Of Capital The Company Is Attempting To Raise In This Offering Is Not Enough To Sustain The Company’s Current Business Plan

In order to achieve the Company’s near and long-term goals, the Company will need to procure funds in addition to the amount raised in the Offering. There is no guarantee the Company will be able to raise such funds on acceptable terms or at all. If we are not able to raise sufficient capital in the future, we will not be able to execute our business plan, our continued operations will be in jeopardy and we may be forced to cease operations and sell or otherwise transfer all or substantially all of our remaining assets, which could cause you to lose all or a portion of your investment.

Additional Financing May Be Necessary For The Implementation Of Our Growth Strategy

The Company may require additional debt and/or equity financing to pursue our growth and business strategies. These include, but are not limited to enhancing our operating infrastructure and otherwise respond to competitive pressures. Given our limited operating history and existing losses, there can be no assurance that additional financing will be available, or, if available, that the terms will be acceptable to us. Lack of additional funding could force us to curtail substantially our growth plans. Furthermore, the issuance by us of any additional securities pursuant to any future fundraising activities undertaken by us would dilute the ownership of existing shareholders and may reduce the price of our Shares.

Our Employees, Executive Officers, Directors And Insider Shareholders Beneficially Own Or Control A Substantial Portion Of Our Outstanding Shares

Our employees, executive officers, directors and insider shareholders beneficially own or control a substantial portion of our outstanding type of stock, which may limit your ability and the ability of our other shareholders, whether acting alone or together, to propose or direct the management or overall direction of our Company. Additionally, this concentration of ownership could discourage or prevent a potential takeover of our Company that might otherwise result in an investor receiving a premium over the market price for his Shares. The majority of our currently outstanding Shares of stock is beneficially owned and controlled by a group of insiders, including our employees, directors, executive officers and inside shareholders. Accordingly, our employees, directors, executive officers and insider shareholders may have the power to control the election of our directors and the approval of actions for which the approval of our shareholders is required. If you acquire our Shares, you will have no effective voice in the management of our Company. Such concentrated control of our Company may adversely affect the price of our Shares. Our principal shareholders may be able to control matters requiring approval by our shareholders, including the election of directors, mergers or other business combinations. Such concentrated control may also make it difficult for our shareholders to receive a premium for their Shares in the event that we merge with a third party or enter into different transactions, which require shareholder approval. These provisions could also limit the price that investors might be willing to pay in the future for our Shares.

Our Operating Plan Relies In Large Part Upon Assumptions And Analyses Developed By The Company. If These Assumptions Or Analyses Prove To Be Incorrect, The Company’s Actual Operating Results May Be Materially Different From Our Forecasted Results

Whether actual operating results and business developments will be consistent with the Company’s expectations and assumptions as reflected in its forecast depends on a number of factors, many of which are outside the Company’s control, including, but not limited to:

●	whether the Company can obtain sufficient capital to sustain and grow its business

●	our ability to manage the Company’s growth

●	whether the Company can manage relationships with key vendors and advertisers

●	demand for the Company’s products and services

●	the timing and costs of new and existing marketing and promotional efforts

●	competition

●	the Company’s ability to retain existing key management, to integrate recent hires and to attract, retain and motivate qualified personnel

●	the overall strength and stability of domestic and international economies

●	consumer spending habits

Unfavorable changes in any of these or other factors, most of which are beyond the Company’s control, could materially and adversely affect its business, consolidated results of operations and consolidated financial condition.

To Date, The Company Has Had Operating Losses And May Not Be Initially Profitable For At Least The Foreseeable Future, And Cannot Accurately Predict When It Might Become Profitable

The Company has been operating at a loss since the Company’s inception, but has recently operated at a profit. The Company may not be able to generate significant revenues in the future. In addition, the Company expects to incur substantial operating expenses in order to fund the expansion of the Company’s business. As a result, the Company expects to continue to experience substantial negative cash flow for at least the foreseeable future and cannot predict when, or even if, the Company might become profitable.

The Company May Be Unable To Manage Their Growth Or Implement Their Expansion Strategy

The Company may not be able to expand the Company’s product and service offerings, the Company’s markets, or implement the other features of the Company’s business strategy at the rate or to the extent presently planned. The Company’s projected growth will place a significant strain on the Company’s administrative, operational and financial resources. If the Company is unable to successfully manage the Company’s future growth, establish and continue to upgrade the Company’s operating and financial control systems, recruit and hire necessary personnel or effectively manage unexpected expansion difficulties, the Company’s consolidated financial condition and consolidated results of operations could be materially and adversely affected.

The Company Relies Upon Trade Secret Protection To Protect Its Intellectual Property; It May Be Difficult And Costly To Protect The Company’s Proprietary Rights And The Company May Not Be Able To Ensure Their Protection

The Company currently relies on trade secrets. While the Company uses reasonable efforts to protect these trade secrets, the Company cannot assure that its employees, consultants, contractors or advisors will not, unintentionally or willfully, disclose the Company’s trade secrets to competitors or other third parties. In addition, courts outside the United States are sometimes less willing to protect trade secrets. Moreover, the Company’s competitors may independently develop equivalent knowledge, methods and know-how. If the Company is unable to defend the Company’s trade secrets from others use, or if the Company’s competitors develop equivalent knowledge, it could have a material adverse effect on the Company’s business. Any infringement of the Company’s proprietary rights could result in significant litigation costs, and any failure to adequately protect the Company’s proprietary rights could result in the Company’s competitors offering similar products, potentially resulting in loss of a competitive advantage and decreased revenue. Existing patent, copyright, trademark and trade secret laws afford only limited protection. In addition, the laws of some foreign countries do not protect the Company’s proprietary rights to the same extent as do the laws of the United States. Therefore, the Company may not be able to protect the Company’s proprietary rights against unauthorized third-party use. Enforcing a claim that a third party illegally obtained and is using the Company’s trade secrets could be expensive and time consuming, and the outcome of such a claim is unpredictable. Litigation may be necessary in the future to enforce the Company’s intellectual property rights, to protect the Company’s trade secrets or to determine the validity and scope of the proprietary rights of others. This litigation could result in substantial costs and diversion of resources and could materially adversely affect the Company’s future operating results.

The Company’s Business Model Is Evolving

The Company’s business model is unproven and is likely to continue to evolve. Accordingly, the Company’s initial business model may not be successful and may need to be changed. The Company’s ability to generate significant revenues will depend, in large part, on the Company’s ability to successfully market the Company’s products to potential users who may not be convinced of the need for the Company’s products and services or who may be reluctant to rely upon third parties to develop and provide these products. The Company intends to continue to develop the Company’s business model as the Company’s market continues to evolve.

The Company Needs to Increase Brand Awareness

Due to a variety of factors, the Company’s opportunity to achieve and maintain a significant market share may be limited. Developing and maintaining awareness of the Company’s brand name, among other factors, is critical. Further, the importance of brand recognition will increase as competition in the Company’s market increases. Successfully promoting and positioning the Company’s brand, products and services will depend largely on the effectiveness of the Company’s marketing efforts. Therefore, the Company may need to increase the Company’s financial commitment to creating and maintaining brand awareness. If the Company fails to successfully promote the Company’s brand name or if the Company incurs significant expenses promoting and maintaining the Company’s brand name, it would have a material adverse effect on the Company’s consolidated results of operations.

The Company Faces Competition In The Company’s Markets From A Number Of Large And Small Companies, Some Of Which Have Greater Financial, Research And Development, Production And Other Resources Than Does The Company

In many cases, the Company’s competitors have longer operating histories, established ties to the market and consumers, greater brand awareness, and greater financial, technical and marketing resources. The Company’s ability to compete depends, in part, upon a number of factors outside the Company’s control, including the ability of the Company’s competitors to develop alternatives that are superior. If the Company fails to successfully compete in its markets, or if the Company incurs significant expenses in order to compete, it would have a material adverse effect on the Company’s consolidated results of operations.

A Data Security Breach Could Expose The Company To Liability And Protracted And Costly Litigation, And Could Adversely Affect The Company’s Reputation And Operating Revenues

To the extent that the Company’s activities involve the storage and transmission of confidential information, the Company and/or third-party processors will receive, transmit and store confidential customer and other information. Encryption software and the other technologies used to provide security for storage, processing and transmission of confidential customer and other information may not be effective to protect against data security breaches by third parties. The risk of unauthorized circumvention of such security measures has been heightened by advances in computer capabilities and the increasing sophistication of hackers. Improper access to the Company’s or these third parties’ systems or databases could result in the theft, publication, deletion or modification of confidential customer and other information. A data security breach of the systems on which sensitive account information is stored could lead to fraudulent activity involving the Company’s products and services, reputational damage, and claims or regulatory actions against us. If the Company is sued in connection with any data security breach, the Company could be involved in protracted and costly litigation. If unsuccessful in defending that litigation, the Company might be forced to pay damages and/or change the Company’s business practices or pricing structure, any of which could have a material adverse effect on the Company’s operating revenues and profitability. The Company would also likely have to pay fines, penalties and/or other assessments imposed as a result of any data security breach.

The Company Depends On Third-Party Providers For A Reliable Internet Infrastructure And The Failure Of These Third Parties, Or The Internet In General, For Any Reason Would Significantly Impair The Company’s Ability To Conduct Its Business

The Company will outsource some or all of its online presence and data management to third parties who host the actual servers and provide power and security in multiple data centers in each geographic location. These third-party facilities require uninterrupted access to the Internet. If the operation of the servers is interrupted for any reason, including natural disaster, financial insolvency of a third-party provider, or malicious electronic intrusion into the data center, its business would be significantly damaged. As has occurred with many Internet-based businesses, the Company may be subject to ‘denial-of-service’ attacks in which unknown individuals bombard its computer servers with requests for data, thereby degrading the servers’ performance. The Company cannot be certain it will be successful in quickly identifying and neutralizing these attacks. If either a third-party facility failed, or the Company’s ability to access the Internet was interfered with because of the failure of Internet equipment in general or if the Company becomes subject to malicious attacks of computer intruders, its business and operating results will be materially adversely affected.

The Company’s Employees May Engage In Misconduct Or Improper Activities

The Company, like any business, is exposed to the risk of employee fraud or other misconduct. Misconduct by employees could include intentional failures to comply with laws or regulations, provide accurate information to regulators, comply with applicable standards, report financial information or data accurately or disclose unauthorized activities to the Company. In particular, sales, marketing and business arrangements are subject to extensive laws and regulations intended to prevent fraud, misconduct, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Employee misconduct could also involve improper or illegal activities which could result in regulatory sanctions and serious harm to the Company’s reputation.

Limitation On Director Liability

The Company may provide for the indemnification of directors to the fullest extent permitted by law and, to the extent permitted by such law, eliminate or limit the personal liability of directors to the Company and its shareholders for monetary damages for certain breaches of fiduciary duty. Such indemnification may be available for liabilities arising in connection with this Offering. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Risks Relating to This Offering and Investment

The Company May Undertake Additional Equity or Debt Financing That May Dilute The Shares In This Offering

The Company may undertake further equity or debt financing, which may be dilutive to existing shareholders, including you, or result in an issuance of securities whose rights, preferences and privileges are senior to those of existing shareholders, including you, and also reducing the value of Shares subscribed for under this Offering.

An Investment In The Shares Is Speculative And There Can Be No Assurance Of Any Return On Any Such Investment

An investment in the Company’s Shares is speculative, and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

The Shares Are Offered On A “Best Efforts” Basis And The Company May Not Raise The Maximum Amount Being Offered

Since the Company is offering the Shares on a “best efforts” basis, there is no assurance that the Company will sell enough Shares to meet its capital needs. If you purchase Shares in this Offering, you will do so without any assurance that the Company will raise enough money to satisfy the full Use Of Proceeds To Issuer which the Company has outlined in this Prospectus or to meet the Company’s working capital needs.

If The Maximum Offering Is Not Raised, It May Increase The Amount Of Long-Term Debt Or The Amount Of Additional Equity It Needs To Raise

There is no assurance that the maximum amount of Shares in this offering will be sold. If the maximum Offering amount is not sold, we may need to incur additional debt or raise additional equity in order to finance our operations. Increasing the amount of debt will increase our debt service obligations and make less cash available for distribution to our shareholders. Increasing the amount of additional equity that we will have to seek in the future will further dilute those investors participating in this Offering.

We Have Not Paid Dividends In The Past And Do Not Expect To Pay Dividends In The Future, So Any Return On Investment May Be Limited To The Value Of Our Shares

We have never paid cash dividends on our Shares and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our Shares will depend on earnings, financial condition and other business and economic factors affecting it at such time that management may consider relevant. If we do not pay dividends, our Shares may be less valuable because a return on your investment will only occur if its stock price appreciates.

The Company May Not Be Able To Obtain Additional Financing

Even if the Company is successful in selling the maximum number of Shares in the Offering, the Company may require additional funds to continue and grow its business. The Company may not be able to obtain additional financing as needed, on acceptable terms, or at all, which would force the Company to delay its plans for growth and implementation of its strategy which could seriously harm its business, financial condition and results of operations. If the Company needs additional funds, the Company may seek to obtain them primarily through additional equity or debt financings. Those additional financings could result in dilution to the Company’s current shareholders and to you if you invest in this Offering.

The Offering Price Has Been Arbitrary Determined

The offering price of the Shares has been arbitrarily established by the Company based upon its present and anticipated financing needs and bears no relationship to the Company’s present financial condition, assets, book value, projected earnings, or any other generally accepted valuation criteria. The offering price of the Shares may not be indicative of the value of the Shares or the Company, now or in the future.

The Management Of The Company Has Broad Discretion In Application of Proceeds

The management of the Company has broad discretion to adjust the application and allocation of the net proceeds of this offering in order to address changed circumstances and opportunities. As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of the management of the Company with respect to the application and allocation of the net proceeds hereof.

An Investment in the Company’s Shares Could Result In A Loss of Your Entire Investment

An investment in the Company’s Shares offered in this Offering involves a high degree of risk and you should not purchase the Shares if you cannot afford the loss of your entire investment. You may not be able to liquidate your investment for any reason in the near future.

There Is No Assurance The Company Will Be Able To Pay Distributions To Shareholders

While the Company may choose to pay distributions at some point in the future to its shareholders, there can be no assurance that cash flow and profits will allow such distributions to ever be made.

There a Limited Public Trading Market for the Company’s Shares

At present, the Company’s common stock is quoted on OTCMarkets.com under the trading symbol “DLCR.” Our common stock experiences fluctuation in volume and trading prices. There is no consistent and active trading market for the Company’s securities and the Company cannot assure that a consistent trading market will develop. OTCMarkets.com provides significantly less liquidity than a securities exchange such as the NASDAQ Stock Market. Prices for securities traded solely on OTCMarkets.com may be difficult to obtain and holders of the Shares and the Company’s securities may be unable to resell their securities at or near their original price or at any price. In any event, except to the extent that investors’ Shares may be registered on a Form S-1 Registration Statement with the Securities and Exchange Commission in the future, there is absolutely no assurance that Shares could be sold under Rule 144 or otherwise until the Company becomes a current public reporting company with the Securities and Exchange Commission and otherwise is current in the Company’s business, financial and management information reporting, and applicable holding periods have been satisfied.

Sales Of A Substantial Number Of Shares Of Our Type Of Stock May Cause The Price Of Our Type Of Stock To Decline

If our shareholders sell substantial amounts of our Shares in the public market, Shares sold may cause the price to decrease below the current offering price. These sales may also make it more difficult for us to sell equity or equity-related securities at a time and price that we deem reasonable or appropriate.

The Company Has Made Assumptions In Its Projections and In Forward-Looking Statements That May Not Be Accurate

The discussions and information in this Prospectus may contain both historical and “forward- looking statements” which can be identified by the use of forward-looking terminology including the terms “believes,” “anticipates,” “continues,” “expects,” “intends,” “may,” “will,” “would,” “should,” or, in each case, their negative or other variations or comparable terminology. You should not place undue reliance on forward-looking statements. These forward-looking statements include matters that are not historical facts. Forward-looking statements involve risk and uncertainty because they relate to future events and circumstances. Forward-looking statements contained in this Prospectus, based on past trends or activities, should not be taken as a representation that such trends or activities will continue in the future. To the extent that the Prospectus contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company’s business, please be advised that the Company’s actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company. The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results to differ from its current expectations. The differences may be caused by a variety of factors, including but not limited to adverse economic conditions, lack of market acceptance, reduction of consumer demand, unexpected costs and operating deficits, lower sales and revenues than forecast, default on leases or other indebtedness, loss of suppliers, loss of supply, loss of distribution and service contracts, price increases for capital, supplies and materials, inadequate capital, inability to raise capital or financing, failure to obtain customers, loss of customers and failure to obtain new customers, the risk of litigation and administrative proceedings involving the Company or its employees, loss of government licenses and permits or failure to obtain them, higher than anticipated labor costs, the possible acquisition of new businesses or products that result in operating losses or that do not perform as anticipated, resulting in unanticipated losses, the possible fluctuation and volatility of the Company’s operating results and financial condition, adverse publicity and news coverage, inability to carry out marketing and sales plans, loss of key executives, changes in interest rates, inflationary factors, and other specific risks that may be referred to in this Prospectus or in other reports issued by us or by third-party publishers.

You Should Be Aware Of The Long-Term Nature Of This Investment

Because the Shares have not been registered under the Securities Act or under the securities laws of any state or non-United States jurisdiction, the Shares may have certain transfer restrictions. It is not currently contemplated that registration under the Securities Act or other securities laws will be effected. Limitations on the transfer of the Shares may also adversely affect the price that you might be able to obtain for the Shares in a private sale. You should be aware of the long-term nature of your investment in the Company. You will be required to represent that you are purchasing the Securities for your own account, for investment purposes and not with a view to resale or distribution thereof.

Neither The Offering Nor The Securities Have Been Registered Under Federal Or State Securities Laws, Leading To An Absence Of Certain S-1pplicable To The Company

The Company also has relied on exemptions from securities registration requirements under applicable state and federal securities laws. Investors in the Company, therefore, will not receive any of the benefits that such registration would otherwise provide. Prospective investors must therefore assess the adequacy of disclosure and the fairness of the terms of this Offering on their own or in conjunction with their personal advisors.

The Shares In This Offering Have No Protective Provisions.

The Shares in this Offering have no protective provisions. As such, you will not be afforded protection, by any provision of the Shares or as a Shareholder in the event of a transaction that may adversely affect you, including a reorganization, restructuring, merger or other similar transaction involving the Company. If there is a ‘liquidation event’ or ‘change of control’ the Shares being offered do not provide you with any protection. In addition, there are no provisions attached to the Shares in the Offering that would permit you to require the Company to repurchase the Shares in the event of a takeover, recapitalization or similar transaction.

You Will Not Have Significant Influence On The Management Of The Company

Substantially all decisions with respect to the management of the Company will be made exclusively by the officers, directors, managers or employees of the Company. You will have a very limited ability, if at all, to vote on issues of Company management and will not have the right or power to take part in the management of the Company and will not be represented on the board of directors or by managers of the Company. Accordingly, no person should purchase Shares unless he or she is willing to entrust all aspects of management to the Company.

No Guarantee of Return on Investment

There is no assurance that you will realize a return on your investment or that you will not lose your entire investment. For this reason, you should read this Form S-1, Prospectus and all exhibits and referenced materials carefully and should consult with your own attorney and business advisor prior to making any investment decision.

IN ADDITION TO THE RISKS LISTED ABOVE, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY THE MANAGEMENT. IT IS NOT POSSIBLE TO FORESEE ALL RISKS THAT MAY AFFECT THE COMPANY. MOREOVER, THE COMPANY CANNOT PREDICT WHETHER THE COMPANY WILL SUCCESSFULLY EFFECTUATE THE COMPANY’S CURRENT BUSINESS PLAN. EACH PROSPECTIVE PURCHASER IS ENCOURAGED TO CAREFULLY ANALYZE THE RISKS AND MERITS OF AN INVESTMENT IN THE SECURITIES AND SHOULD TAKE INTO CONSIDERATION WHEN MAKING SUCH ANALYSIS, AMONG OTHER FACTORS, THE RISK FACTORS DISCUSSED ABOVE.

DILUTION

The term ‘dilution’ refers to the reduction (as a percentage of the aggregate Shares outstanding) that occurs for any given share of stock when additional Shares are issued. If all of the Shares in this offering are fully subscribed and sold, the Shares offered herein will constitute approximately 36.36 % of the total Shares of stock of the Company. The Company anticipates that subsequent to this offering the Company may require additional capital and such capital may take the form of Common Stock, other stock or securities or debt convertible into stock. Such future fund raising will further dilute the percentage ownership of the Shares sold herein in the Company.

If you invest in our Common Stock, your interest will be diluted immediately to the extent of the difference between the offering price per share of our Common Stock and the pro forma net tangible book value per share of our Common Stock after this offering. As of the date of this Offering, the net tangible book value of the Company was approximately $-3,252,130, based on the number of Shares of Common Stock [i/o common] issued and outstanding. as of the date of this Prospectus, that equates to a net tangible book value of approximately $-.0073per share of Common Stock on a pro forma basis. Net tangible book value per share consists of shareholders’ equity adjusted for the retained earnings (deficit), divided by the total number of Shares of Common Stock outstanding. The pro forma net tangible book value, assuming full subscription in this Offering, would be $.0046 per share of Common Stock.

Thus, if the Offering is fully subscribed, the net tangible book value per share of Common Stock owned by our current shareholders will have immediately increased by approximately $0.0027 without any additional investment on their part and the net tangible book value per Share for new investors will be immediately diluted to $-.0046 per Share. These calculations do not include the costs of the offering, and such expenses will cause further dilution.

The following table illustrates this per Share dilution:

Offering price per Share*		$0.002
Net Tangible Book Value per Share before Offering (based on 443,354,541		$-.0073
Decrease in Net Tangible Book Value per Share Attributable to Shares Offered Hereby (based on 250,000,000 Shares)	$	(.-013)
Net Tangible Book Value per Share after Offering (based on 693,354,541 Shares)		$-.0046
Dilution of Net Tangible Book Value per Share to Purchasers in this Offering		$-.013

*Before deduction of offering expenses

There is no material disparity between the price of the Shares in this Offering and the effective cash cost to officers, directors, promoters and affiliated persons for shares acquired by them in a transaction during the past year, or that they have a right to acquire.

PLAN OF DISTRIBUTION

We are offering a Maximum Offering of up to 250,000,000 in Shares of our Common Stock. The offering is being conducted on a best-efforts basis without any minimum number of shares or amount of proceeds required to be sold. There is no minimum subscription amount required. The Company will not initially sell the Shares through commissioned broker-dealers, but may do so after the commencement of the offering. Any such arrangement will add to our expenses in connection with the offering. If we engage one or more commissioned sales agents or underwriters, we will supplement this Form S-1 to describe the arrangement. The Company will undertake one or more closings on a rolling basis as funds are received from investors. Funds tendered by investors will be deposited in the Company’s checking account. All subscribers will be instructed by the Company or its agents to transfer funds by wire, credit or debit cards or ACH transfer directly to the Company. Except as stated above, subscribers have no right to a return of their funds. The Company may terminate the offering at any time for any reason at its sole discretion, and may extend the Offering past the termination date of 180 days from the date of registration by the Commission in the absolute discretion of the Company and in accordance with the rules and provisions of the JOBS Act.

None of the Shares being sold in this offering are being sold by existing securities holders.

After the Registration Statement has been declared effective by the Securities and Exchange Commission (the “SEC”), the Company will accept tenders of funds to purchase the Shares. No escrow agent is involved and the Company will receive the proceeds directly from any subscription.

You will be required to complete a subscription agreement in order to invest.

No broker-dealer registered with the SEC and a member of the Financial Industry Regulatory Authority (“FINRA”), is being engaged as an underwriter or for any other purpose in connection with this Offering.

This offering will commence on the registration of this Prospectus, as determined by the Securities and Exchange Commission and continue for a period of 180 days. The Company may extend the Offering for an additional time period unless the Offering is completed or otherwise terminated by us, or unless we are required to terminate by application of the JOBS Act. Funds received from investors will be counted towards the Offering only if the form of payment, such as a check, clears the banking system and represents immediately available funds held by us prior to the termination of the subscription period, or prior to the termination of the extended subscription period if extended by the Company.

If you decide to subscribe for any Common Stock in this offering, you must deliver a funds for acceptance or rejection. The minimum investment amount for a single investor is 2,500,000 Shares of Common Stock in the principal amount of $5,000.00. All subscription checks should be sent to the following address:

In such case, subscription checks should be made payable to Kibush Capital Corp. If a subscription is rejected, all funds will be returned to subscribers within ten days of such rejection without deduction or interest. Upon acceptance by the Company of a subscription, a confirmation of such acceptance will be sent to the investor.

The Company maintains the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. The Company maintains the right to accept subscriptions below the minimum investment amount or minimum per share investment amount in its discretion. All monies from rejected subscriptions will be returned by the Company to the investor, without interest or deductions.

Each investor must represent in writing that he/she/it meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she/it is purchasing the shares for his/her/its own account and (ii) he/she/it has such knowledge and experience in financial and business matters that he/she/it is capable of evaluating without outside assistance the merits and risks of investing in the shares, or he/she/it and his/her/its purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the shares. Broker-dealers and other persons participating in the offering must make a reasonable inquiry in order to verify an investor’s suitability for an investment in the Company. Transferees of the shares will be required to meet the above suitability standards.

The shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) is named on the list of “specially designated nationals” or “blocked persons” maintained by the U.S. Office of Foreign Assets Control (“OFAC”) at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time, (ii) an agency of the government of a Sanctioned Country, (iii) an organization controlled by a Sanctioned Country, or (iv) is a person residing in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC. A “Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time. Furthermore, the shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) has more than fifteen percent (15%) of its assets in Sanctioned Countries or (ii) derives more than fifteen percent (15%) of its operating income from investments in, or transactions with, sanctioned persons or Sanctioned Countries.

The sale of other securities of the same class as those to be offered for the period of distribution will be limited and restricted to those sold through this Offering. Because the Shares being sold are not publicly or otherwise traded, the market for the securities offered is presently stabilized.

USE OF PROCEEDS TO ISSUER

The Use of Proceeds is an estimate based on the Company’s current business plan. We may find it necessary or advisable to reallocate portions of the net proceeds reserved for one category to another, or to add additional categories, and we will have broad discretion in doing so.

The maximum gross proceeds from the sale of the Shares in this Offering are $500,000.00. The net proceeds from the offering, assuming it is fully subscribed, are expected to be approximately $475,000.00 after the payment of offering costs including broker-dealer and selling commissions, but before printing, mailing, marketing, legal and accounting costs, and other compliance and professional fees that may be incurred. The estimate of the budget for offering costs is an estimate only and the actual offering costs may differ from those expected by management.

Management of the Company has wide latitude and discretion in the use of proceeds from this Offering. Ultimately, management of the Company intends to use a substantial portion of the net proceeds for general working capital. At present, management’s best estimate of the use of proceeds, at various funding milestones, is set out in the chart below. However, potential investors should note that this chart contains only the best estimates of the Company’s management based upon information available to them at the present time, and that the actual use of proceeds is likely to vary from this chart based upon circumstances as they exist in the future, various needs of the Company at different times in the future, and the discretion of the Company’s management at all times.

A portion of the proceeds from this Offering may be used to compensate or otherwise make payments to officers or directors of the issuer. The officers and directors of the Company may be paid salaries and receive benefits that are commensurate with similar companies, and a portion of the proceeds may be used to pay these ongoing business expenses.

USE OF PROCEEDS

	10%	25%	50%	75%	100%
Fees	10,000	10,000	10,000	10,000	10,000
Equipment	40,000	115,0000	240,000	365,0000	490,0000

TOTAL	$50,000	$125,000	$250,000	$375,000	$500,000

The Company reserves the right to change the use of proceeds set out herein based on the needs of the ongoing business of the Company and the discretion of the Company’s management. The Company may reallocate the estimated use of proceeds among the various categories or for other uses if management deems such a reallocation to be appropriate.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Forward-Looking Statements

Certain statements, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are forward-looking statements. These forward-looking statements generally are identified by the words believes, project, expects, anticipates, estimates, intends, strategy, plan, may, will, would, will be, will continue, will likely result, and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse affect on our operations and future prospects on a consolidated basis include, but are not limited to: changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles. These risks and uncertainties should also be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Company Overview and Plan of Operation

History

We were incorporated in the State of Nevada on January 5, 2005 under the name Premier Platform Holding Company, Inc. The Company changed its name to Paolo Nevada Enterprises, Inc. on February 4, 2005. On August 18, 2006, the Company completed a merger with Premier Platform Holding Company, Inc., a Colorado corporation, where Paolo Nevada Enterprises, Inc. was the surviving entity. On November 1, 2006, the Company changed its name to the David Loren Corporation. On July 5, 2013, More Superannuation Fund, an Australian entity (“More”), obtained control of the Company from Beachwood Capital, LLC, a Nevada limited liability company. On August 23, 2013, the Company changed its name to Kibush Capital Corporation.

On May 26, 2014, we became an initial subscriber to Aqua Mining Limited, a Papua New Guinea limited company (“Aqua Mining”) resulting in a 49% interest, subsequently increasing to 90%. For the fiscal year ended September 30, 2017, Aqua Mining had revenues of $75,664, $151,158 in assets and $896,538 in liabilities, of which $793,658 are loans from Kibush Corp. For the fiscal year ended September 30, 2018, Aqua Mining had revenues of $81,042, $118,424 in assets and $1,177,679 in liabilities, of which $1,090,938 are loans from Kibush Corp.

The Company is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

Our business is comprised of the importing and sale of exotic timber into the United States for sale to specialty markets within the US and Canada. Timber importation and sales are run out of our United States based headquarters, located at 10685-B Hazelhurst Dr. # 24866 Houston, TX 77043. Our Australian office is located at 7 Sarah Crescent, Templestowe, Victoria 3106, Australia and primarily oversees timber logging and mining exploration through our subsidiary Aqua Mining.

The Company is an exploration stage company and there is no assurance that a commercially viable mineral deposit exists on any of our properties. Further exploration will be required before a final evaluation as to the economic and legal feasibility is determined.

Aqua Mining

Logging :

The Company, through its subsidiary Aqua Mining, was successful in obtaining Government approval for the commercialization of timber resources at Kubuna and Rigo, Papua New Guinea. The area that we have agreements with the landowners cover at Kubuna 40,000 hectares and Rigo 25,000 hectares. We have commenced logging during the December quarter 2016, at Rigo and expect to commence at Kubuna during 2019. Both sites are excellent resources covering many species of wood, mainly hardwoods kwila and rosewood, there are a number of exotic wood types. It has taken us some time to establish the infrastructure at Rigo, but we have now completed the access road works and established a base camp for 38 on-site workers.

Market

Mining :

The primary product is Gold and our market price based on the London Metals Exchange Daily Rate. This rate determines a market price for all material sold within the Refinery Market. Outside of that market competition dictates the price available, and that competition has effectively no difference in the quality of the material as it based on a gold percentage. A higher price can be obtained by selling to the spot traders who can distribute the material at lower volumes to industry consumers.

Timber :

Initially, we focused on the domestic market in Papua New Guinea, where there are a number of major suppliers to the retail market place. As our capacity increases, we are looking to export certain timber to the nearby Australian and Asian markets where demand is greater than supply. These markets would be principally for Rosewood and Kwila.

We have received a number of enquiries from the United States and Canada, for exotic timbers such as Terminalia Mersawa, White Planchonella, Red Planchonella, Walnut, Pencil Cedar, Grey Canarium, Aglaia; White Cheesewood, Pink Satinwood, Erima, and Taun. We have opened a sales and marketing office in Houston, Texas in preparation for selling commercial quantities of these exotic timbers in the United States and Canada. Overall, markets in the USA would be for specialist manufacturers ranging from Musical Instruments, Cabinetmakers, Sporting Goods, Boatbuilders, Car Manufacturers, Veneer Processing.

Within those categories, in the United States and Canadian markets, the specialized uses for these specific exotic timbers are as follows:

Terminalia: Veneer, plywood, furniture, musical instruments (electric guitar bodies), and turned objects.

Mersawa: The major volume of mersawa will probably be used as plywood because conversion in this form presents considerably less difficulty than does the production of lumber.

Planchonella: The wood is hard and durable. It is used for fence posts, fuel, and tool handles. The bark and inner wood was used to treat toothache, sore muscles, coughs, and many other ailments by American Indians.

Walnut: Walnut wood is warm and rich in color and finishes well. Walnut is a fine-grained hardwood that is dense and shock resistant. It polishes to a very smooth finish, making it ideal for furniture making and carving. Walnut burl is often made into veneer and is highly prized by cabinet makers and car manufacturers.

Pencil Cedar: One popular use for cedar wood is in clothing storage furnishings, such as wardrobes, chests and trunks. Part of the reason cedar is aromatic is because it bears thujaplicin, a natural antibacterial and antifungal agent.

Grey Canarium: The timber, being part of the kedondong trade group, is used for house building, light or temporary constructions, doors, window frames, flooring, mouldings, interior finish, boxes, crates, furniture, joinery, prahus and canoes, veneer and plywood.

Pink Satinwood: Uses of timber are predominantly decorative, although it is used as a flooring material and for spars and masts in boatbuilding. Common applications include turnery, carving, interior fittings, sporting goods, furniture and cabinetwork. Coachwood is also found as a decorative veneer.

White Cheesewood: Plywood center veneers, mouldings, lining, treated fascia and barge boards, carving, turnery, and pattern making.

Erima: Joinery, furniture. packing cases, coffins, matchboxes, canoes, treated shingles.

Taun: Sawn timber in general house framing, cladding, fascia and bargeboards, internal flooring, plywood; decorative lining, paneling, joinery, cabinetwork, outdoor furniture, carving, turnery, veneers; suitable for steam bending, boat building, handles, cooperage.

Due to the potential for direct sales of exotic timer in the United States and Canadian markets, the Company has recently focused its efforts into the importation of exotic timber into the United States for sale to specialty markets located in the U.S. On July 15, 2019, the Company hired Mr. John Feeney as Chief Import Officer (“CIO”) to oversee the importation of our exotic timber for sale to US and Canadian markets due to the increased profit margins available. Some of the specialty exotic timer markets our CIO is cultivating include major timber buyers within the United States such as Teaknaf, Global Teak, Majacob Corp, and Anish Company Ltd.”

Teaknaf

Contact Details:

United States, 715 North Jackson Street

California

United States

Global Teak

Contact Details:

39, Cliffwood Dr

Allentown 08501

United States

Majacob Corp

Contact Details:

2130 Hacienda

Hacienda Heights 91745

California United States

Anish Company Ltd

Contact Details:

4995 Coventry Dr.

Columbus 43232

Ohio United States

Marketing and Distribution:

As the principal material is gold, the options are to sell either to a refinery and be paid the daily spot rate, or to sell to the jewelry wholesale market. Both of these options exist internally within PNG however the wholesale market is quite small. There are several options when the material is exported from PNG, again it could be to any refinery within the region and that rate again would be the daily spot rate. The wholesale market outside the country would be significant and there are many opportunities within Australia to sell at a higher than spot rate to that market. There may also be parties that would take up the material on a contractual basis.

Most of our timber products will be exported to the United States from our Timber Yard at Laloki (30 minutes North East from Port Moresby PNG). In addition, some of our timber will be sold locally, as this facility is within easy reach of trade customers and gives quick access to our wholesale customers. In addition, it provides an opportunity for retail sales to be made direct to end consumers. We have developed marketing and distribution strategies based upon our experience working with the Paradise Gardens customer base over the last 12 months.

Competition

The mining industry is acutely competitive in all of its phases. We face strong competition from other mining companies in connection with the acquisition of exploration stage properties or properties containing gold, jade and other mineral reserves. Many of these companies have greater financial resources, operational experience and technical capabilities than us. It is our goal to find undervalued properties and team up with local joint venture partners to streamline our time to market and costs. In PNG in particular we are finding a number of such properties, as the enforcement of the Mining Act has forced traditional landowners to comply with the relevant requirements of the act. Their ability to do so is limited as they do not have the financial, or management resources to comply.

The logging industry is very competitive in Papua New Guinea. We believe that our policy of working with the landowners and providing direct employment to the local villagers appears to provide us with a competitive advantage of greater acceptance of our activities by government officials, local businesses and local Papua New Guineans.

Raw Materials, Principal Suppliers and Customers

We are not dependent on any principal suppliers and our raw materials are produced principally through our own mining activities. Our principal customers for our mining activities are refineries based in PNG.

We are not dependent on any principal suppliers and our timber materials are produced principally through our own logging activities. Our primary market for exotic timber is in the United States. On July 15, 2019, the Company hired Mr. John Feeney to serve as Chief Import Officer (“CIO”) working out of our Houston, Texas office. Mr. Feeney will oversee all importation and sales efforts to specialty markets within the United States and Canada. In addition, there are number of principal customers that we are focused on with the domestic market in PNG. We have established that customer base over the last 12 months and the Company is now concentrating on formalizing supply agreements to those customers.

Intellectual Property

Intellectual property is not a large part of our current business model as we are selling non-unique materials through primarily conventional channels. One or more brands may yet be developed if we determine branding will benefit the Company.

Government Regulations

Our products and services are subject to foreign, federal, state, provincial and local laws and regulations concerning business activities in general, including the laws of Papua New Guinea and Australia. Our operations will be affected from time to time in varying degrees by domestic and foreign political developments, foreign, federal and state laws.

Aqua Mining

As the 90% owner of Aqua Mining [PNG] Limited, a Papua, New Guinea company, we are required to obtain approval from the Investment Promotion Authority of Papua New Guinea to be recognized as a foreign investor.

Environmental Regulations :

For a Alluvial Mining Lease, we must comply with the provisions of the Mining Act pertaining to Environmental requirements. We are subject to applicable environmental legislation including specific site conditions attached to the mining tenements imposed by the PNG Government Department of Environment and Conservation (“DEC”), the terms and conditions of operating licenses issued by the PNG Mineral Resources Authority (“MRA”) and DEC, and the environment permits for water extraction and waste discharge issued by DEC. In the fourth quarter of fiscal 2014, the PNG Parliament approved a name change for the Department of Environment and Conservation to the Conservation Environment Protection Authority and that change has become effective.

Under our Logging TA, we must comply with the provisions of the Forestry Act 1991 pertaining to Environmental requirements. We are subject to applicable environmental legislation including specific site conditions attached to the Logging TA imposed by the PNG Government Department of Environment and Conservation (“DEC”), the terms and conditions of operating licenses issued by the PNG Forest Authority (“FA”) and DEC, and the environment permits for water extraction and waste discharge issued by DEC. In the fourth quarter of fiscal 2014, the PNG Parliament approved a name change for the Department of Environment and Conservation to the Conservation Environment Protection Authority and that change has become effective.

Employees

As of February 8, 2018, the Company has 33 full time employees.

Plan of Operations

The Company’s current plan of operation is to continue and expand our logging operations and to refocus on mining activities after achieving sufficient cash flow from logging and timber sales.

The Company has spent considerable time and effort understanding and developing processes for our logging, processing and sale of finished products. The Company is now ready to deliver to the market place approximately 150 cubic meters of processed timber for sale to both the wholesale and retail markets. We anticipate that the average sales revenue for processed timber will be approximately $750.00 per cubic meter.

The primary market for our exotic timber are specialty buyers in the United States and Canada, including four large buyers, namely Teaknaf, Global Teak, Majacob Corp, and Anish Company, Ltd., all of which are located in the United States. On July 15, 2019, the Company’s Board of Director’s appointed Mr. John Feeney as Chief Import Officer (“CIO”). Mr. Feeney will work out of our Houston, Texas office overseeing all of our United States based importation and sale of exotic timber to these specialty markets.

Within the next 4 months, the Company plans to (1) acquire and place additional processing equipment in our new Timber yard at Laloki, and (2) acquire additional logging equipment to be deployed as required in Rigo and Kubuna. We have placed deposits on various processing equipment, but we may need to finance the balance of the processing equipment and the additional logging machinery. Once the additional logging and processing equipment is placed, we believe that our capacity will increase to approximately 750 cubic meters per month. Moreover, the new processing equipment will allow us to customize our products to specific customer requirements and offer additional value added timber products, which should help the Company increase profit margins on its timber sales.

With current operations at Rigo, we are optimistic that we can sell an average quantity of 750 cubic meters of timber per month in 2019. To support this target, we have opened our United States import and sales office, hired a Chief Import Officer in Mr. John Feeney. This move is consistent with our plan to develop export markets for our finished timber products to avoid relying too heavily on sales to any one region, diversify our customer base and build a more stable sales market. In addition to Rigo and Kubuna, we are investigating additional areas in PNG for potential timber operations to support our projected volume for the next 3 years.

Once we have sustainable excess profits from our logging activities, we plan to renew our mining exploration efforts.

Results of Operations

Six Months Ended March 31, 2019 Compared to Six Months Ended March 31, 2018

Revenues

During the six months ended March 31, 2019, we recognized $85,178 in revenue. We recognized $48,063 revenue during the six months ended March 31, 2018. The increase in revenue is attributable to the success of our timber operations and mineral exploration activities.

Net Loss

We had a net loss for the six months ended March 31, 2019, of $245,371 and a net profit of $108,943 for the six months ended March 31, 2018. The loss for the period ended March 31, 2019 was more than the profit which occurred during the same period in 2018. Our general and administrative expenses did decrease by $10,326 for the period ended March 31, 2019, as compared to the period ended March 31, 2018.

Liquidity and Capital Resources

As of March 31, 2019, the Company had only $2,201 cash or cash equivalents on hand. However, as of that date, we had total current assets of $19,454 and total current liabilities of $3,429,855 resulting in a working capital deficit of $3,410,401. As of March 31, 2018, the Company had total current assets of $11,074 and total current liabilities of $3,598,439 resulting in a working capital deficit of $3,587,365. The decrease in working capital deficit arose mainly due to decrease in loans owing to related parties, who provided advances to the Company for working capital purposes. The Company intends to fund its exploration through the revenues from the logging activities and the sale of its equity securities. However, there can be no assurance that the Company will be successful doing so. We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.

Factors Affecting Future Mineral Exploration Results

We have generated no revenues from mining exploration, since inception. As a result, we have only a limited history upon which to evaluate our future potential performance. Our potential must be considered by evaluation of all risks and difficulties encountered by exploration companies which have not yet established business operations and anticipated results and situations of entering active exploration activities.

Off-Balance Sheet Arrangements

We had no Off-Balance Sheet arrangements during the quarter ended March 31, 2019.

For the year ended September 30, 2018 and September 30, 2017

Revenues

The Company had $81,042 in revenue for the year ended September 30, 2018 and $75,664 for the year ended September 30, 2017. The increase in revenue of $5,378 is attributable to the sale of timber.

Operating expenses

The Company had operating expenses of $393,910 for the year ended September 30, 2018 consisting of general and administrative expenses, as compared with operating expenses of $637,348 for the year ended September 30, 2017 consisting of general and administrative expenses. The decrease of $243,438 was attributable to the Company focusing primarily on its Logging Operations.

Net Loss

The Company had a net operating profit of $45,589 for the year ended September 30, 2018 compared with a net operating loss of $956,731 for the year ended September 30, 2017. The decrease of $1,002,320 was primarily attributable to the improved revenues from the logging operations and a decrease in derivative financing expense.

Operating Activities

Net cash used in operating activities was $258,716 for the year ended September 30, 2018 compared to net cash used in operating activities of $212,883 for the year ended September 30, 2017. The increase of $45,833 was a result improved revenue from the logging operations and an increase in expenditure.

Investing Activities

Net cash used in investing activities was ($3,153) for the year ended September 30, 2018 compared to ($24,726) for the year ended September 30, 2017. This increase resulted from the acquisition of Plant and Equipment for the logging operations.

Financing Activities

Net cash provided by financing activities was $288,468 for the year ended September 30, 2018 compared to $315,306 for the year ended September 30, 2017. The decrease of $26,838 was mainly due to a decrease in the cost of derivative financing.

Liquidity and Capital Resources

As of September 30, 2018, the Company had total current assets of $7,935 and total current liabilities of $3,167,502 resulting in a working capital deficit of $3,159,567. As of September 30, 2017, the Company had total current assets of $31,487 and total current liabilities of $4,012,998 resulting in a working capital deficit of $3,981,511. The decrease in working capital deficit arose mainly due to increase in loans owing to related parties, who provided advances to the Company for working capital purposes. The Company had cash as of September 30, 2018 of $2,155. The Company intends to fund its exploration through the revenues from the logging activities and the sale of its equity securities. However, there can be no assurance that the Company will be successful doing so. We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources. We currently believe that the Company will need approximately $500,000 over the next 12 months to implement our desired expansion of logging activities.

Going Concern

The Company is in the development stage and has insufficient revenues to cover its operating costs. As of September 30, 2018, the Company had an accumulated deficit of $13,199,727 and a working capital deficiency and insufficient cash resources to meet its planned business objectives. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan for our continued existence includes selling additional stock through private placements and borrowing additional funds to pay overhead expenses while maintaining marketing efforts to raise our sales volume. Our future success is dependent upon our ability to achieve profitable operations, generate cash from operating activities and obtain additional financing. There is no assurance that we will be able to generate sufficient cash from operations, sell additional shares of common stock or borrow additional funds. Our inability to obtain additional cash could have a material adverse effect on our financial position, results of operations and our ability to continue as a going concern.

We have only had operating losses which raise substantial doubts about our viability to continue our business and our auditors have issued an opinion expressing the uncertainty of our Company to continue as a going concern. If we are not able to continue operations, investors could lose their entire investment in our Company.

Contractual Obligations

The Company is not party to any contractual obligations other than indicated in Notes 5 and 6.

Off Balance Sheet Arrangements

We have no off-balance sheet arrangements other than as described above.

We have not entered into any other financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as shareholder’s equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

Critical Accounting Policies

We have identified the policies outlined below as critical to our business operations and an understanding of our results of operations. The list is not intended to be a comprehensive list of all of our accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States, with no need for management’s judgment in their application. The impact and any associated risks related to these policies on our business operations is discussed throughout Management’s Discussion and Analysis of Financial Condition and Results of Operation where such policies affect our reported and expected financial results. Note that our preparation of the consolidated financial statements requires us to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of our consolidated financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

Income taxes are one such critical accounting policy. Income taxes are recorded on an accrual basis of accounting based on tax positions taken or expected to be taken in a tax return. A tax position is defined as a position in a previously filed tax return or a position expected to be taken in a future tax filing that is reflected in measuring current or deferred income tax assets and liabilities. Tax positions are recognized only when it is more likely than not (i.e., likelihood of greater than 50%), based on technical merits, that the position would be sustained upon examination by taxing authorities. Tax positions that meet the more likely than not threshold are measured using a probability-weighted approach as the largest amount of tax benefit that is greater than 50% likely of being realized upon settlement. Income taxes are accounted for using an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in our financial statements or tax returns. A valuation allowance is established to reduce deferred tax assets if all or some portion, of such assets will more than likely not be realized. Should they occur, our policy is to classify interest and penalties related to tax positions as income tax expense. Since our inception, no such interest or penalties have been incurred.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). In connection with the preparation of the financial statements, we are required to make assumptions and estimates about future events that affect the reported amounts of assets, liabilities, revenue, expenses and the related disclosures. We base our assumption and estimate on historical experience and other factors that management believes are relevant at the time our financial statements are prepared. On a periodic basis, management reviews the accounting policies, assumptions and estimates to ensure that our financial statements are presented fairly and in accordance with GAAP. However, because future events and their effects cannot be determined with certainty, actual results could differ from the estimates and assumptions, and such differences could be material.

Use of Estimates

The preparation of the unaudited condensed consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates. Certain of our estimates, including evaluating the collectability of accounts receivable, could be affected by external conditions, including those unique to our industry, and general economic conditions. It is possible that these external factors could have an effect on our estimates that could cause actual results to differ from our estimates. In the opinion of management, the condensed financial statements included herein contain all adjustments necessary to present fairly the Company’s financial position and the results of its operations and cash flows for the periods presented. Such adjustments are of a normal recurring nature.

Cash

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. At times, the Company’s cash balances may exceed the current insured amounts under the Federal Deposit Insurance Corporation. There were no accounts that exceeded federally insured limits at December 31, 2018 and December 31, 2017.

Accounts Receivable

Accounts receivable are carried at their estimated collectible amounts. Trade accounts receivable are periodically evaluated for collectability based on past credit history with customers and their current financial condition.

Impairment of Long-Lived Assets

The Company’s long-lived assets (consisting primarily of the fixed assets) are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the undiscounted future net cash flows expected to be generated by that asset. If the carrying amount of an asset exceeds its estimated future undiscounted cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Through December 31, 2018, the Company had not experienced impairment losses on its long-lived assets.

Fixed Assets

Fixed assets are stated at cost less accumulated depreciation and amortization. Routine maintenance and repairs and minor replacement costs are charged to expense as incurred, while expenditures that extend the life of these assets are capitalized. Depreciation and amortization are provided for in amounts sufficient to write off the cost of depreciable assets to operations over their estimated service lives. The Company uses the straight-line method of depreciation method for both financial reporting and tax purposes. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation and amortization will be removed from the accounts and the resulting profit or loss will be reflected in the statement of income. The estimated lives used to determine depreciation and amortization are:

Software	2-3 Years
Office Equipment	3-7 Years
Furniture and fixtures	8 Years
Waste and Recycling Equipment	5 Years
Leasehold Improvements	Varies by Lease
Service Equipment	5 Years

Leases

The Company leases an office in Houston, Texas out of which our CIO oversees the importation and sale of exotic timber to US and Canadian markets. Mr. Feeney’s work involves considerable travel, including meeting with prospective timber buyers throughout the United States and Canada, and the Houston office serves as a central home base from which he can receive correspondence and communications while on the road. The Company also utilizes office space in Australia from its Director Mr. Warren Sheppard, the space is physically located at 7 Sarah Crescent Templestowe Victoria Australia. Management has determined that this arrangement is adequate for its current and immediate foreseeable operating needs, as the United States office serves as a sales and import office, while timber and mining operations are overseen from our Australian office.

Deferred Financing Policy

The Company presents deferred financing costs in the balance sheet as a direct deduction from the related debt liability rather than as an asset. Amortization of the costs is reported as interest expense.

Capital Leases

Assets under capital leases are capitalized using interest rates determined at the inception of each lease and are depreciated over either the useful life of the asset or the lease term, as appropriate, on a straight-line basis. The present value of the related lease payments is recorded as a debt obligation.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 605, Revenue Recognition. ASC 605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery of product has met the criteria established in the arrangement or services rendered; (3) the fee is fixed and determinable; and (4) collectability is reasonably assured. This occurs when the services are completed in accordance with the contracts we have with clients. In connection with our products and services arrangements, when we are paid in advance, these amounts are classified as deferred revenue and recognized as revenue in the period the services were performed. For managed service fees, we require that payment be received on the first day of the service month. For repairs, maintenance and construction open-top services, we bill in arrears and include those billings in unbilled revenue on the accompanying balance sheets. Certain revenue-producing transactions are subject to taxes, such as sales tax, assessed by governmental authorities. Sales tax is recorded as a liability until it is paid to the state agency for which the services were collected.

Deferred Revenue

Prepayments from customers before the period in which service is delivered are recorded as deferred revenue.

Fair Value Measurements

The Company adopted the provisions of ASC Topic 820, “Fair Value Measurements and Disclosures”, which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example cash flow modeling inputs based on assumptions)

The fair value of the Company’s current assets and current liabilities approximate their carrying values due to their short-term nature.

Income Taxes

We record a provision for income taxes for the anticipated tax consequences of the reported results of operations using the asset and liability method. Under this method, we recognize deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial reporting and tax basis of assets and liabilities, as well as for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using the tax rates that are expected to apply to taxable income for the years in which those tax assets and liabilities are expected to be realized or settled. We record a valuation allowance to reduce our deferred tax assets to the net amount that we believe is more likely than not to be realized.

We recognize tax benefits from uncertain tax positions only if we believe that it is more likely than not that the tax position will be sustained on examination by the taxing authorities based on the technical merits of the position. Although we believe that we have adequately reserved for our uncertain tax positions, we can provide no assurance that the final tax outcome of these matters will not be materially different. We make adjustments to these reserves when facts and circumstances change, such as the closing of a tax audit or the refinement of an estimate. To the extent that the final tax outcome of these matters is different than the amounts recorded, such differences will affect the provision for income taxes in the period in which such determination is made and could have a material impact on our financial condition and operating results.

Recent Accounting Pronouncements

In February 2017, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2017-02, Leases (Topic 842). ASU 2017-02 impacts any entity that enters into a lease with some specified scope exceptions. The new standard establishes a right-of-use (ROU) model that requires the lessee to record a ROU asset and lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either a finance or operating, with classification affecting the pattern of expense recognition in the statement of operations. The guidance updates and supersedes Topic 840, Leases. For public entities, ASU 2017-02 is effective for fiscal years, and interim periods with those years, beginning after December 15, 2018 and early adoption is permitted. A modified retrospective transition approach is required for leases existing at, or entered into after the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company has not yet implemented this guidance. However, based on the Company’s current operating lease arrangements, the Company does not expect adoption of this standard to have a material impact on its financial statements based on current obligations.

In August 2017, the FASB issued ASU No. 2017-15, Statement of Cash Flows (Topic 230). This standard addresses the classification of eight specific cash flow issues with the objective of reducing the existing diversity in practice. ASU 2017-15 will be effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years, with early adoption permitted. We are currently evaluating the impact of this new guidance on our consolidated financial statements.

In January 2017, the FASB issued ASU 2017-04, Intangibles – Goodwill and Other (Topic 350). This standard simplifies how an entity is required to test for goodwill impairment. ASU 2017-04 will be effective for annual or interim goodwill impairment tests in fiscal years beginning after December 15, 2019, with early adoption permitted after January 1, 2017. We are currently evaluating the impact of this new guidance on our consolidated financial statements.

Additional Company Matters

The Company has not filed for bankruptcy protection nor has it ever been involved in receivership or similar proceedings.

The Company is not presently involved in any other legal proceedings material to the business or financial condition of the Company. The Company does not anticipate any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business, in the next 12 months.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

As of December 31, 2018, the Kibush Capital Corp. had 37 full-time employees, who were not an executive officer of the Company, and 0 part-time employees.

The following table presents information with respect to our officers, directors and significant employees as of August 1, 2019:

Name	Age	Position

Warren Sheppard	60	President, Chief Executive Officer and director

Vincent Appo	50	PNG Operations Manager; Director of Aqua Mining

John Feeney	32	Chief Import Officer

Our directors hold office until the next annual general meeting of the stockholders or until their successors are elected and qualified. Our officers are appointed by our board of directors and hold office until their earlier death, retirement, resignation or removal.

Biographical Information Regarding Officers and Directors

Warren Sheppard has served as our President, Chief Executive Officer and director since July 5, 2013. Mr. Sheppard has had an Accountancy Practice, primarily tax based in Australia for approximately the last 30 years. In addition Mr. Sheppard also has served in an oversight capacity as Chief Executive Officer of Q6 Pty Ltd., a software development company, from 2005 to date, and in an oversight capacity as Chief Financial Officer of Uniware Pty Ltd., an accounting software company, from 2001 to date; Westvantage Pty Ltd., a software company, from 2011 to date; Xceed Pty Ltd., an internet development company, from 2001 to date; Ozisp Pty Ltd., an internet service provider company, from 2001 to date; and Altius Mining Ltd., a gold exploration mining company from 2008 to 2011, devoting a few hours per month to these entities, none of which compete with the Company. Mr. Sheppard has served as director of several Australian private companies as well as serving as Trustee of the Australian Aiding Australia Trust, More Superannuation Fund and McMahon Superannuation Fund. Mr. Sheppard’s accounting background as well as his experience serving as chief executive officer and chief financial officer and director of various Australian private companies led to his appointment to the board of directors.

Vincent Appo has been mining manager of the Company since October 2013. Prior thereto, from June 2012 to November 2013, Mr. Appo was the Mine Operations Manager/Acting General Manager for Tolukuma Gold Mines Limited in Papua, New Guinea. Mr. Appo served as Consulting Survey Project Manager for Dempsey Australia Ltd, Papua, New Guinea from May 2011 to December 2011, and Mine Technical Services Manager/Acting Mine General Manager for Tolukuma Gold Mines Limited from January 2011 to July 2011 and for other gold mines in Papua, New Guinea in various positions since 2002. From 1997 to 2002, Mr. Appo was Chief Surveyor for two companies in New Guinea. Mr. Appo also serves as director of Aqua Mining, a subsidiary of the Company.

John Feeney was appointed Chief Import Officer (CIO) on July 15, 2019 to lead the Company’s United States based import operations. As CIO, Mr. Feeney oversees all Company efforts to import exotic timber and locate suitable buyers for our imported timber. Mr. Feeney is based out of US headquarters in Houston, Texas. Mr. Feeney successfully completed a Bachelor’s Degree in Business Administration and Marketing from Nova South Eastern University in 2010. His work experience includes Asset and Property Management, Building Construction and Maintenance Supervision. From 2011 until 2019, Mr. Feeney served as Operations Manager for First Service Residential, where he oversaw and managed 45 employees in the areas of administration, facilities maintenance and security. Prior to his position with First Service Residential, Mr. Feeney held various administrative and management positions with Chartwell’s and Nova South Eastern University.

Neither Mr. Sheppard nor Mr. Appo, nor Mr. Feeney are directors in any other U.S. reporting companies nor have they been affiliated with any company that has filed for bankruptcy within the last ten years. The Company is not aware of any proceedings to which he or any of his associates is a party adverse to the Company or any of the Company’s subsidiaries or has a material interest adverse to it or any of its subsidiaries.

Executive Compensation

Compensation of Officers

Option award compensation is the fair value for stock options vested during the period, a notional amount estimated at the date of the grant using the Black-Scholes option-pricing model. The actual value received by the executives may differ materially and adversely from that estimated. A summary of cash and other compensation paid in accordance with management consulting contracts for our Principal Executive Officer and other executives for the most recent two years is as follows:

Executive Compensation

Name and Principal Position (a)	Year (b)	Salary (US$) (c)	Bonus (US$) (d)	Stock Awards (US$) (e)	Option Awards (US$) (f)	Non-Equity Incentive Plan Compensation (US$) (g)	Nonqualified Deferred Compensation Earnings (US$) (h)	All Other Compensation (US$) (i)	Total (US$) (j)
Warren Sheppard	2018	250,000	0	0	0	0	0	0	250,000
President & CEO	2017	250,000	0	0	0	0	0	0	250,000

Vincent Appo	2018	55,821	0	0	0	0	0	0	55,821
Operations Manager & Director of Aqua Mining	2017	57,457	0	0	0	0	0	0	57,457

(1)

Mr. Sheppard was appointed president and CEO on May 20, 2013. Mr. Sheppard earned a salary of $250,000 during the fiscal years ended September 30, 2018 and September 30, 2017. Mr. Sheppard earned no bonuses during the fiscal year ended September 30, 2018 and earned no bonuses during the year ended September 30, 2017. The Company did not have the ability to pay Mr. Sheppard’s earnings in during the fiscal year so those earnings were accrued as a liability of the Company. Mr. Sheppard’s base compensation for the fiscal years ended September 30, 2018 and 2017 may be converted into shares, but such shares have not been issued. Mr. Sheppard has not waived his rights to these shares.

(2)	Mr. Appo was appointed as operations manager on January 1, 2014 and became director of Aqua Mining on May 26, 2014. Mr. Appo earned a salary of $55,821 (156,000 PGK) during fiscal year 2018 and $57,457 (182,000 PGK) during fiscal year 2017.

Mr. Feeney was only hired as CIO as of July 15, 2019 and, as such, has not yet earned compensation as an officer.

Employment Contracts

Warren Sheppard: At the beginning of the fiscal year ended September 30, 2014, we entered into an employment agreement, dated October 1, 2013, with Warren Sheppard to serve as our President and as a director. The initial term of the agreement is five years, which term shall automatically be renewed for additional two-year periods, unless the Company shall notify Mr. Sheppard at least 90 days prior to the expiration of the then current term or its desire not to renew the agreement. As the President, Mr. Sheppard receives an annual base salary of $250,000 which shall not be decreased except in connection with the reduction of the salaries of all executives of the Company. If the Company does not have sufficient funds to pay Mr. Sheppard’s salary, he shall be paid in common stock of the Company in an amount equal to three times the amount of unpaid base salary based on the closing price of the Company’s stock as of the final day of the fiscal year in which such salary was earned. In addition, Mr. Sheppard shall be entitled to a bonus in the amount of $150,000 to be payable in common stock of the Company, upon the acquisition of a subsidiary or business valued at greater than $1,000,000. Such acquisition bonuses will be issued based upon the closing price of the Company’s stock as of the date of the closing of such an acquisition. Mr. Sheppard receives no separate compensation to serve as a director of the Company. In the event Mr. Sheppard employment is terminated for whatever reason, he will be entitled to salary and benefits that have accrued prior to the date of termination. There are no provisions for severance payments upon termination in the agreement. Mr. Sheppard is subject to a non-solicitation prohibition for two years after his termination of employment with the Company.

Neither Mr. Appo nor Mr. Feeney has a written employment contract at this time.

Stock Incentive Plan

In the future, we may establish a management stock incentive plan pursuant to which stock options and awards may be authorized and granted to our directors, executive officers, employees and key employees or consultants. Details of such a plan, should one be established, have not been decided yet. Stock options or a significant equity ownership position in us may be utilized by us in the future to attract one or more new key senior executives to manage and facilitate our growth.

Board of Directors

Our board of directors currently consists of two directors. None of our directors is “independent” as defined in Rule 4200 of FINRA’s listing standards. We may appoint additional independent directors to our board of directors in the future, particularly to serve on committees should they be established.

Committees of the Board of Directors

We may establish an audit committee, compensation committee, a nominating and governance committee and other committees to our Board of Directors in the future, but have not done so as of the date of this Prospectus. Until such committees are established, matters that would otherwise be addressed by such committees will be acted upon by the Board of Directors.

Director Compensation

We currently do not pay our directors any compensation for their services as board members, with the exception of reimbursing and board related expenses. In the future, we may compensate directors, particularly those who are not also employees and who act as independent board members, on either a per meeting or fixed compensation basis.

Limitation of Liability and Indemnification of Officers and Directors

Our Bylaws limit the liability of directors and officers of the Company to the maximum extent permitted by Nevada law. The Bylaws state that the Company shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to, or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or an officer of the Company or such director or officer is or was serving at the request of the Company as a director, officer, partner, member, manager, trustee, employee or agent of another company or of a partnership, limited liability company, joint venture, trust or other enterprise.

The Company believes that indemnification under our Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Company also may secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our Bylaws permit such indemnification.

The Company may also enter into separate indemnification agreements with its directors and officers, in addition to the indemnification provided for in our Bylaws. These agreements, among other things, may provide that we will indemnify our directors and officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of such person’s services as one of our directors or officers, or rendering services at our request, to any of its subsidiaries or any other company or enterprise. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers.

There is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

For additional information on indemnification and limitations on liability of our directors and officers, please review the Company’s Bylaws, which are attached to this Prospectus.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth information regarding beneficial ownership of our Common Stock as of December 31, 2018. None of our Officers or Directors are selling stock in this Offering.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to Shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each Shareholder named in the following table possesses sole voting and investment power over their Shares of Common Stock. Percentage of beneficial ownership before the offering is based on [i/o common] Shares of Common Stock outstanding as of May 30, 2019.

Name and Position	Shares Beneficially Owned Prior to Offering	Shares Beneficially Owned After Offering

Warren Sheppard	150,584,894	150,584,894
CEO, President, Secretary
Director

Neither Mr. Appo nor Mr. Feeney are shareholders in the Company.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

SECURITIES BEING OFFERED

The Company is offering Shares of its Common Stock. Except as otherwise required by law, the Company’s Articles of Incorporation or Bylaws, each Shareholder shall be entitled to one vote for each Share held by such Shareholder on the record date of any vote of Shareholders of the Company. The Shares of Common Stock, when issued, will be fully paid and non-assessable. Since it is anticipated that at least for the next 12 months the majority of the Company’s voting power will be held by Management through their combined beneficial ownership of 150.584.594 shares of Common Stock, the holders of Common Stock issued pursuant to this Prospectus should not expect to be able to influence any decisions by management of the Company through the voting power of such Common Stock.

The Company does not expect to create any additional classes of Common Stock during the next 12 months, but the Company is not limited from creating additional classes which may have preferred dividend, voting and/or liquidation rights or other benefits not available to holders of its common stock.

The Company does not expect to declare dividends for holders of Common Stock in the foreseeable future. Dividends will be declared, if at all (and subject to rights of holders of additional classes of securities, if any), in the discretion of the Company’s Board of Directors. Dividends, if ever declared, may be paid in cash, in property, or in shares of the capital stock of the Company, subject to the provisions of law, the Company’s Bylaws and the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sums as the Board of Directors, in its absolute discretion, deems proper as a reserve for working capital, to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Company, or for such other purposes as the Board of Directors shall deem in the best interests of the Company.

The minimum subscription that will be accepted from an investor is $5,000.00 for the purchase of Twelve Thousand Five hundred (2,500,000) Shares (the ‘Minimum Subscription’).

A subscription for $5,000.00 or more in the Shares may be made only by tendering to the Company the executed Subscription Agreement (electronically or in writing) delivered with the subscription price in a form acceptable to the Company, via check, wire, credit or debit card, or ACH. The execution and tender of the documents required, as detailed in the materials, constitutes a binding offer to purchase the number of Shares stipulated therein and an agreement to hold the offer open until the Expiration Date or until the offer is accepted or rejected by the Company, whichever occurs first.

Once the minimum number of shares is sold, the Company can hold its first closing and funds can be released to the Company.

The Company reserves the unqualified discretionary right to reject any subscription for Shares, in whole or in part. If the Company rejects any offer to subscribe for the Shares, it will return the subscription payment, without interest or reduction. The Company’s acceptance of your subscription will be effective when an authorized representative of the Company issues you written or electronic notification that the subscription was accepted.

There are no liquidation rights, preemptive rights, conversion rights, redemption provisions, sinking fund provisions, impacts on classification of the Board of Directors where cumulative voting is permitted or required related to the Common Stock, provisions discriminating against any existing or prospective holder of the Common Stock as a result of such Shareholder owning a substantial amount of securities, or rights of Shareholders that may be modified otherwise than by a vote of a majority or more of the shares outstanding, voting as a class defined in any corporate document as of the date of filing. The Common Stock will not be subject to further calls or assessment by the Company. There are no restrictions on alienability of the Common Stock in the corporate documents other than those disclosed in this Prospectus. The Company has engaged Transfer Online to serve as the transfer agent and registrant for the Shares. For additional information regarding the Shares, please review the Company’s Bylaws, which are attached to this Prospectus.

DISQUALIFYING EVENTS DISCLOSURE

Recent changes to S-1 promulgated under the Securities Act prohibit an issuer from claiming an exemption from registration of its securities under such rule if the issuer, any of its predecessors, any affiliated issuer, any director, executive officer, other officer participating in the offering of the interests, general partner or managing member of the issuer, any beneficial owner of 20% or more of the voting power of the issuer’s outstanding voting equity securities, any promoter connected with the issuer in any capacity as of the date hereof, any investment manager of the issuer, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of the issuer’s interests, any general partner or managing member of any such investment manager or solicitor, or any director, executive officer or other officer participating in the offering of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor has been subject to certain “Disqualifying Events” described in Rule 506(d)(1) of Regulation D subsequent to September 23, 2013, subject to certain limited exceptions. The Company is required to exercise reasonable care in conducting an inquiry to determine whether any such persons have been subject to such Disqualifying Events and is required to disclose any Disqualifying Events that occurred prior to September 23, 2013 to investors in the Company. The Company believes that it has exercised reasonable care in conducting an inquiry into Disqualifying Events by the foregoing persons and is aware of the no such Disqualifying Events.

It is possible that (a) Disqualifying Events may exist of which the Company is not aware and (b) the SEC, a court or other finder of fact may determine that the steps that the Company has taken to conduct its inquiry were inadequate and did not constitute reasonable care. If such a finding were made, the Company may lose its ability to rely upon exemptions under S-1, and, depending on the circumstances, may be required to register the Offering of the Company’s Common Stock with the SEC and under applicable state securities laws or to conduct a rescission offer with respect to the securities sold in the Offering.

ERISA CONSIDERATIONS

Trustees and other fiduciaries of qualified retirement plans or IRAs that are set up as part of a plan sponsored and maintained by an employer, as well as trustees and fiduciaries of Keogh Plans under which employees, in addition to self-employed individuals, are participants (together, “ERISA Plans”), are governed by the fiduciary responsibility provisions of Title 1 of the Employee Retirement Income Security Act of 1974 (“ERISA”). An investment in the Shares by an ERISA Plan must be made in accordance with the general obligation of fiduciaries under ERISA to discharge their duties (i) for the exclusive purpose of providing benefits to participants and their beneficiaries; (ii) with the same standard of care that would be exercised by a prudent man familiar with such matters acting under similar circumstances; (iii) in such a manner as to diversify the investments of the plan, unless it is clearly prudent not do so; and (iv) in accordance with the documents establishing the plan. Fiduciaries considering an investment in the Shares should accordingly consult their own legal advisors if they have any concern as to whether the investment would be inconsistent with any of these criteria.

Fiduciaries of certain ERISA Plans which provide for individual accounts (for example, those which qualify under Section 401(k) of the Code, Keogh Plans and IRAs) and which permit a beneficiary to exercise independent control over the assets in his individual account, will not be liable for any investment loss or for any breach of the prudence or diversification obligations which results from the exercise of such control by the beneficiary, nor will the beneficiary be deemed to be a fiduciary subject to the general fiduciary obligations merely by virtue of his exercise of such control. On October 13, 1992, the Department of Labor issued regulations establishing criteria for determining whether the extent of a beneficiary’s independent control over the assets in his account is adequate to relieve the ERISA Plan’s fiduciaries of their obligations with respect to an investment directed by the beneficiary. Under the regulations, the beneficiary must not only exercise actual, independent control in directing the particular investment transaction, but also the ERISA Plan must give the participant or beneficiary a reasonable opportunity to exercise such control, and must permit him to choose among a broad range of investment alternatives.

Trustees and other fiduciaries making the investment decision for any qualified retirement plan, IRA or Keogh Plan (or beneficiaries exercising control over their individual accounts) should also consider the application of the prohibited transactions provisions of ERISA and the Code in making their investment decision. Sales and certain other transactions between a qualified retirement plan, IRA or Keogh Plan and certain persons related to it (e.g., a plan sponsor, fiduciary, or service provider) are prohibited transactions. The particular facts concerning the sponsorship, operations and other investments of a qualified retirement plan, IRA or Keogh Plan may cause a wide range of persons to be treated as parties in interest or disqualified persons with respect to it. Any fiduciary, participant or beneficiary considering an investment in Shares by a qualified retirement plan IRA or Keogh Plan should examine the individual circumstances of that plan to determine that the investment will not be a prohibited transaction. Fiduciaries, participants or beneficiaries considering an investment in the Shares should consult their own legal advisors if they have any concern as to whether the investment would be a prohibited transaction.

Regulations issued on November 13, 1986, by the Department of Labor (the “Final Plan Assets Regulations”) provide that when an ERISA Plan or any other plan covered by Code Section 4975 (e.g., an IRA or a Keogh Plan which covers only self-employed persons) makes an investment in an equity interest of an entity that is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, the underlying assets of the entity in which the investment is made could be treated as assets of the investing plan (referred to in ERISA as “plan assets”). Programs which are deemed to be operating companies or which do not issue more than 25% of their equity interests to ERISA Plans are exempt from being designated as holding “plan assets.” Management anticipates that we would clearly be characterized as an “operating” for the purposes of the regulations, and that it would therefore not be deemed to be holding “plan assets.”

Classification of our assets of as “plan assets” could adversely affect both the plan fiduciary and management. The term “fiduciary” is defined generally to include any person who exercises any authority or control over the management or disposition of plan assets. Thus, classification of our assets as plan assets could make the management a “fiduciary” of an investing plan. If our assets are deemed to be plan assets of investor plans, transactions which may occur in the course of its operations may constitute violations by the management of fiduciary duties under ERISA. Violation of fiduciary duties by management could result in liability not only for management but also for the trustee or other fiduciary of an investing ERISA Plan. In addition, if our assets are classified as “plan assets,” certain transactions that we might enter into in the ordinary course of our business might constitute “prohibited transactions” under ERISA and the Code.

Under Code Section 408(i), as amended by the Tax Reform Act of 1986, IRA trustees must report the fair market value of investments to IRA holders by January 31 of each year. The Service has not yet promulgated regulations defining appropriate methods for the determination of fair market value for this purpose. In addition, the assets of an ERISA Plan or Keogh Plan must be valued at their “current value” as of the close of the plan’s fiscal year in order to comply with certain reporting obligations under ERISA and the Code. For purposes of such requirements, “current value” means fair market value where available. Otherwise, current value means the fair value as determined in good faith under the terms of the plan by a trustee or other named fiduciary, assuming an orderly liquidation at the time of the determination. We do not have an obligation under ERISA or the Code with respect to such reports or valuation although management will use good faith efforts to assist fiduciaries with their valuation reports. There can be no assurance, however, that any value so established (i) could or will actually be realized by the IRA, ERISA Plan or Keogh Plan upon sale of the Shares or upon liquidation of us, or (ii) will comply with the ERISA or Code requirements.

The income earned by a qualified pension, profit sharing or stock bonus plan (collectively, “Qualified Plan”) and by an individual retirement account (“IRA”) is generally exempt from taxation. However, if a Qualified Plan or IRA earns “unrelated business taxable income” (“UBTI”), this income will be subject to tax to the extent it exceeds $1,000 during any fiscal year. The amount of unrelated business taxable income in excess of $1,000 in any fiscal year will be taxed at rates up to 36%. In addition, such unrelated business taxable income may result in a tax preference, which may be subject to the alternative minimum tax. It is anticipated that income and gain from an investment in the Shares will not be taxed as UBTI to tax exempt shareholders, because they are participating only as passive financing sources.

EXPERTS

The audited financial statements of, Kibush Capital Corp. for the years ended March 31, 2019 and 2018 included in this registration statement have been so included in reliance upon the report of ShineWing Australia, an independent registered public accounting firm, appearing elsewhere herein and in the registration statement, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

Matheau J. W. Stout, Esq., Baltimore, Maryland, will issue to Kibush Capital Corp. its opinion regarding the legality of the common stock being offered hereby. Matheau J. W. Stout, Esq. has consented to the references in this prospectus to its opinion.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of our common stock being offered by this prospectus. This prospectus, which constitutes part of that registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. Some items included in the registration statement are omitted from the prospectus in accordance with the rules and regulations of the SEC. For further information with respect to us and the common stock offered in this prospectus, we refer you to the registration statement and the accompanying exhibits and schedules filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

A copy of the registration statement and the accompanying exhibits and any other document we file may be inspected without charge at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 and copies of all or any part of the registration statement may be obtained from this office upon the payment of the fees prescribed by the SEC. The public may obtain information on the operation of the public reference facilities in Washington, D.C. by calling the SEC at 1-800-SEC-0330. Our filings with the SEC are available to the public from the SEC’s website at www.sec.gov .

Upon effectiveness of the registration statement of which this prospectus is a part, we will be subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, we will file periodic information and other information with the SEC. All documents filed with the SEC are available for inspection and copying at the public reference room and website of the SEC referred to above. We maintain a website at www.thedispensingsolution.com. You may access our reports and other information free of charge at this website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference and is not a part of this prospectus.

March 31, 2019

CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited)

	Quarter ended March 31,	Quarter ended March 31,	6 months ended March 31,	6 months ended March 31,
	2019	2018	2019	2018
Net revenues	$34,748	$18,084	$85,178	$48,063
Cost of sales	-42,365	-47,608	-85,095	-89,091
Gross profit	7,617	-29,524	83	-41,028

Operating expenses:
General and administrative
General and administrative	127,778	112,851	228,724	239,050
Total operating expenses	127,778	112,851	228,724	239,050
Profit/Loss from operations	-135,395	-142,375	-228,641	-280,078

Other income (expense):
Interest income	-	-	-	-
Amortisation of Debt Discount	-	-	-	-
Interest expense	-24,793	-37,905	-50,138	-63,172
Other income	-	-	-	-
Change in fair value of derivative liabilities	1,332	278,066	23,432	437,251
Total other expense, net	-23,461	240,161	-26,706	374,079
Profit/Loss before provision for income taxes	-158,856	97,786	-255,347	94,001
Provision for income taxes	-	-	-	-
Net profit/loss from operations	-158,856	97,786	-255,347	94,001
Less: Loss attributable to non-controlling interest	6,910	7,645	9,976	14,942
Net profit/loss attributable to Holding Company	$-151,946	$105,431	$-245,371	$108,943

Basic and diluted loss per common share	$0.00	$0.00	$0.00	$0.00
Weighted average common shares outstanding basic and diluted	233,177,226	186,657,041	233,177,226	186,657,041

F-1

INTERIM CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31,	September 30,
	2019	2018
ASSETS
Current assets:
Cash	$2,201	$2,155
Trade Debtors	17,253	5,781
Total current assets	19,454	7,936

Property and equipment, net	105,951	112,612
Other assets	52,320	50,171
Total assets	$177,725	$170,718

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	-	-
Accrued expenses	778,221	611,899
Convertible notes payable	91,166	91,166
Loan from related party	1,857,029	1,737,566
Derivative liabilities	703,439	726,871
Total current liabilities	3,429,855	3,167,502

Stockholders’ deficit:
Preferred stock, $0.001 par value; 50,000,000 shares authorized; 23,000,000 shares issued and outstanding at March 31, 2019 and 23,000,000 shares issued and outstanding at September 30, 2018	23,000	23,000
Common stock, $0.001 par value; 975,000,000 shares authorized at March 31, 2019 and September 30, 2018; 443,354,541	443,355	443,355
Additional paid-in capital	9,842,517	9,842,517
Accumulated deficit	-13,445,097	-13,199,727
Total stockholders’ deficit, including non-controlling interest	-3,136,225	-2,890,855
Non-Controlling interest	-115,905	-105,929
Total stockholders’ deficit	-3,252,130	-2,996,784
Total liabilities and stockholders’ deficit	$177,725	$170,718

F-2

CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

	6 months ended March 31,	6 months ended March 31,
	2019	2018
Operating Activities:
Net loss	$-245,371	$108,942

Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	6,679	8,509
Change in fair value of derivative instruments	-23,432	-437,251
Changes in operating assets and liabilities:
Others asset	-	-
Accounts receivable	-12,282	17,281
Accrued expenses	125,000	62,500
Accrued interest	50,138	37,905
Deposits	-	-
Net cash used in operating activities	-99,268	-202,114

Investing Activities:
Purchase of property and equipment	-	-3,153
Net cash used in investing activities	-	-3,153
Financing Activities:
Proceeds from related party loans, net of debt discounts	117,183	213,388
Effective of exchange rates on cash	-17,869	-11,253
Net cash provided by financing activities	99,314	202,135
Net change in cash	46	-3,132
Cash, beginning of period	2,155	5,784
Cash, end of period	$2,201	$2,652

F-3

KIBUSH CAPITAL CORPORATION

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIT

for the period SEPTEMBER 30, 2018, December 31, 2018 and March 31, 2019 (Unaudited)

	Common Stock		Preferred Stock		Paid In	Non Controlling	Accumulated	Accumulated Other Comprehensive	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Interest	Deficit	Income	Deficit
Balance at September 30, 2017	3,959,541	3,960	23,000,000	23,000	9,467,573	-74,541	-13,245,316	-	-3,825,324

Common stock issued for repayment of convertible note	439,395,000	439,395	-	-	-120,056	-	-	-	319,339

Class B Preferred stock issued for repayment of back salary (29.11.16) adjustment	-	-	-	-	145,000	-	-	-	145,000
Write back accruals	-	-	-	-	350,000	-	-	-	350,000
Exchange rate variation	-	-	-	-	-	-	-	-	-
Net loss	-	-	-	-	-	-31,388	45,589	-	14,201

Balance at September 30, 2018	443,354,541	443,355	23,000,000	23,000	9,842,517	-105,929	-13,199,727	-	-2,996,784

Exchange rate variation	-	-	-	-	-	1		-	1
Net loss	-	-	-	-	-	-3,066	-93,425	-	-96,491

Balance at December 31, 2018	443,354,541	443,355	23,000,000	23,000	9,842,517	-108,994	-13,293,152	-	-3,093,274

Exchange rate variation	-	-	-	-	-	-1	1	-	-
Net loss	-	-	-	-	-	-6,910	-151,946	-	-158,856

Balance at March 31, 2019	443,354,541	443,355	23,000,000	23,000	9,842,517	-115,905	-13,445,097	-	-3,252,130

F-4

NOTE 1 - CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Business

Kibush Capital Corporation (formerly David Loren Corporation) (the “Company”) includes its 90% owned subsidiary Aqua Mining (PNG). See Basis of Presentation below. The Company has two primary businesses: (i) mining exploration within Aqua Mining, and (ii) timber operations in Papua New Guinea by Aqua Mining.

Basis of Presentation

The Company maintains its accounting records on an accrual basis in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”).

The consolidated financial statements of the Company include the accounts of the Company, and all entities in which a direct or indirect controlling interest exists through voting rights or qualifying variable interests. All intercompany balances and transactions have been eliminated in the consolidated financial statements.

Certain information and disclosures normally included in the notes to financial statements have been condensed or omitted as permitted by the rules and regulations of the Securities and Exchange Commission, although the Company believes the disclosure is adequate to make the information presented not misleading. The accompanying unaudited financial statements should be read in conjunction with the financial statements of the Company for the year ended September 30, 2018.

Change in Fiscal Year End

The Company’s fiscal year end is from October 1 to September 30 of each year.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. As at March 31, 2019, the Company has an accumulated deficit of $13,445,097 and $13,199,727 as of September 30, 2018 and has not earned sufficient revenues to cover operating costs since inception and has a working capital deficit. The Company intends to fund its mining exploration through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the year.

The ability of the Company to emerge from the development stage is dependent upon, among other things, obtaining additional financing to continue mining exploration and execution of its business plan. In response to these problems, management intends to raise additional funds through public or private placement offerings.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

F-5

Functional and Reporting Currency

The consolidated financial statements are presented in U.S. Dollars. The Company’s functional currency is the U.S. Dollar. The functional currency of Aqua Mining is the Papua New Guinean kina. Assets and liabilities are translated using the exchange rate on the respective balance sheet dates. Items in the income statement and cash flow statement are translated into U.S. Dollars using the average rates of exchange for the periods involved. The resulting translation adjustments are recorded as a separate component of other comprehensive income/(loss) within stockholders’ equity.

The functional currency of foreign entities is generally the local currency unless the primary economic environment requires the use of another currency. Gains or losses arising from the translation or settlement of foreign-currency-denominated monetary assets and liabilities into the functional currency are recognized in the income in the period in which they arise. However, currency differences on intercompany loans that have the nature of a permanent investment are accounted for as translation differences as a separate component of other comprehensive income/(loss) within stockholders’ equity.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the principal accounting policies are set out below:

Cash

The Company maintains its cash balances in interest and non-interest bearing accounts which do not exceed Federal Deposit Insurance Corporation limits.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Kibush Capital and Aqua Mining. All intercompany accounts and transactions have been eliminated.

Other Comprehensive Income and Foreign Currency Translation

FASB ASC 220-10-05, Comprehensive Income, establishes standards for the reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distribution to owners.

The accompanying consolidated financial statements are presented in United States dollars.

Use of Estimates

The preparation of financial statements in conformity with Generally Accepted Accounting Principles in the United States of America (“GAAP”) requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates made by management are, recoverability of long-lived assets, valuation and useful lives of intangible assets, valuation of derivative liabilities, and valuation of common stock, options, warrants and deferred tax assets. Actual results could differ from those estimates.

Non-Controlling Interests

Investments in associated companies over which the Company has the ability to exercise significant influence are accounted for under the consolidation method, after appropriate adjustments for intercompany profits and dividends.

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations.” It requires an acquirer to recognize, at the acquisition date, the assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree at their full fair values as of that date. In a business combination achieved in stages (step acquisitions), the acquirer will be required to re-measure its previously held equity interest in the acquiree at its acquisition-date fair value and recognize the resulting gain or loss in earnings. The acquisition-related transaction and restructuring costs will no longer be included as part of the capitalized cost of the acquired entity but will be required to be accounted for separately in accordance with applicable generally accepted accounting principles. U.S. SFAS No. 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.

F-6

A non-controlling interest in a subsidiary is an ownership interest in a consolidated entity that is reported as equity in the consolidated financial statements and separate from the Company’s equity. In addition, net income/(loss) attributable to non-controlling interests is reported separately from net income attributable to the Company in the consolidated financial statements. The Company’s consolidated statements present the full amount of assets, liabilities, income and expenses of all of our consolidated subsidiaries, with a partially offsetting amount shown in non-controlling interests for the portion of these assets and liabilities that are not controlled by us.

Property and Equipment

Property and equipment is stated at cost. Depreciation is computed using the straight-line method over estimated useful lives as follows:

Plant equipment	2 to 15 years
Motor Vehicle	4 to 15 years

Maintenance and repairs are charged to expense as incurred. Renewals and improvements of a major nature are capitalized. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gains or losses are reflected in the consolidated statement of operations.

Impairment of Long-Lived Assets

In accordance with FASB ASC 360-10-5, Accounting for the Impairment or Disposal of Long-Lived Assets, the Company evaluates the carrying value of its long-lived assets for impairment whenever events or changes in circumstances indicate that such carrying values may not be recoverable. The Company uses its best judgment based on the current facts and circumstances relating to its business when determining whether any significant impairment factors exist. The Company considers the following factors or conditions, among others, that could indicate the need for an impairment review:

●	Significant under performance relative to expected historical or projected future operating results;

●	Significant changes in its strategic business objectives and utilization of the assets;

●	Significant negative industry or economic trends, including legal factors;

If the Company determines that the carrying values of long-lived assets may not be recoverable based upon the existence of one or more of the above indicators of impairment, the Company’s management performs an undiscounted cash flow analysis to determine if impairment exists. If impairment exists, the Company measures the impairment based on the difference between the asset’s carrying amount and its fair value, and the impairment is charged to operations in the period in which the long-lived asset impairment is determined by management.

The carrying value of the Company’s investment in Joint Venture contract with leaseholders of certain Mining Leases in Papua New Guinea represents its ownership, accounted for under the equity method. The ownership interest is not adjusted to fair value on a recurring basis. Each reporting period the Company assesses the fair value of the Company’s ownership interest in Joint Venture in accordance with FASB ASC 325-20-35. Each year the Company conducts an impairment analysis in accordance with the provisions within FASB ASC 320-10-35 paragraphs 25 through 32.

F-7

Fair Value of Financial Instruments

The carrying amounts of the Company’s cash, accounts payable and accrued expenses approximate their estimated fair values due to the short-term maturities of those financial instruments. The Company believes the carrying amount of its notes payable approximates its fair value based on rates and other terms currently available to the Company for similar debt instruments

Beneficial Conversion Features of Debentures

In accordance with FASB ASC 470-20, Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios, we recognize the advantageous value of conversion rights attached to convertible debt. Such rights give the debt holder the ability to convert debt into common stock at a price per share that is less than the trading price to the public on the day the loan is made to us. The beneficial value is calculated as the intrinsic value (the market price of the stock at the commitment date in excess of the conversion rate) of the beneficial conversion feature of debentures and related accruing interest is recorded as a discount to the related debt and an addition to additional paid in capital. The discount is amortized over the remaining outstanding period of related debt using the interest method.

Derivative Financial Instruments

We apply the provisions of FASB ASC 815-10, Derivatives and Hedging (“ASC 815-10”). Derivatives within the scope of ASC 815-10 must be recorded on the balance sheet at fair value. During the year ended September 30, 2014, the Company issued convertible debt and recorded derivative liabilities related to a reset provision associated with the embedded conversion feature of the convertible debt. The Company computed the fair value of these derivative liabilities on the grant date and various measurement dates using the Black-Scholes pricing model. Due to the reset provisions within the embedded conversion feature, the Company determined that the Black-Scholes pricing model was the most appropriate for valuing these instruments.

In applying the Black-Scholes valuation model, the Company used the following assumptions during the period ended March 31, 2019:

For the period ended
March 31, 2019
Annual dividend yield	-
Expected life (years)	0.50 – 1.00
Risk-free interest rate	1.7%
Expected volatility	22%

The inputs used to measure fair value fall in different levels of the fair value hierarchy, a financial security’s hierarchy level is based upon the lowest level of input that is significant to the fair value measurement.

F-8

The Company determines the fair value of its derivative instruments using a three-level hierarchy for fair value measurements which these assets and liabilities must be grouped, based on significant levels of observable or unobservable inputs. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company’s market assumptions. This hierarchy requires the use of observable market data when available. These two types of inputs have created the following fair-value hierarchy:

Level 1 — Valuation based on unadjusted quoted market prices in active markets for identical securities. Currently, the Company does not have any items as Level 1.

Level 2 — Valuations based on observable inputs (other than Level 1 prices), such as quoted prices for similar assets at the measurement date; quoted prices in markets that are not active; or other inputs that are observable, either directly or indirectly. Currently, the Company does not have any items classified as Level 2.

Level 3 — Valuations based on inputs that are unobservable and significant to the overall fair value measurement, and involve management judgment. The Company used the Black-Scholes option pricing models to determine the fair value of the instruments.

The following table presents the Company’s embedded conversion features of its convertible debt measured at fair value on a recurring basis as of March 31, 2019, and as of September 30, 2018:

	Carry Value at
	March 31,	September 30,
	2019	2018
Derivative liabilities:
Embedded conversion features - notes	$703,439	$726,871
Total derivative liability	$703,439	$726,871

	March 31,	September 30,
	2019	2018
Change in fair value included in other income (expense), net	23,432	606,150

The following table provides a reconciliation of the beginning and ending balances for the Company’s derivative liabilities measured at fair value using Level 3 inputs:

	For the period ended	For the year ended
	March 31,	September 30,
	2019	2018
Embedded Conversion Features - Notes:
Balance at beginning of year	$726,871	$1,333,021
Change in derivative liabilities	-46,864	-1,212,300
Net change in fair value included in net loss	23,432	606,150
Ending balance	$703,439	$726,871

F-9

The Company re-measures the fair values of all its derivative liabilities as of each period end and records the net aggregate gain/loss due to the change in the fair value of the derivative liabilities as a component of other expense, net in the accompanying consolidated statement of operations. During the years ended September 30, 2018 and the 6 months ended March 31, 2019, the Company recorded a net increase (decrease) to the fair value of derivative liabilities balance of $ 606,150 and $23,432, respectively.

Loss per Share

The Company applies FASB ASC 260, “Earnings per Share.” Basic earnings (loss) per share is computed by dividing earnings (loss) available to common stockholders by the weighted-average number of common shares outstanding. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include additional common shares available upon exercise of stock options and warrants using the treasury stock method, except for periods for which no common share equivalents are included because their effect would be anti-dilutive.

Income Taxes

Income taxes are accounted for in accordance with ASC Topic 740, “Income Taxes.” Under the asset and liability method, deferred tax assets and liabilities are recognized for the future consequences of differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases (temporary differences). Deferred tax assets and liabilities are measured using tax rates expected to apply to taxable income in the years in which those temporary differences are recovered or settled. Valuation allowances for deferred tax assets are established when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Mineral Property, Mineral Rights (Claims) Payments and Exploration Costs

Pursuant to EITF 04-02, “Whether Mineral Rights are Tangible or Intangible Assets and Related Issues”, the Company has an accounting policy to capitalize the direct costs to acquire or lease mineral properties and mineral rights as tangible assets. The direct costs include the costs of signature (lease) bonuses, options to purchase or lease properties, and brokers’ and legal fees. If the acquired mineral rights relate to unproven properties, the Company does not amortize the capitalized mineral costs, but evaluates the capitalized mineral costs periodically for impairment. The Company expenses all costs related to the exploration of mineral claims in which it had secured exploration rights prior to establishment of proven and probable reserves.

Accounting Treatment of Mining Interests

At this time, the Company does not directly own or directly lease mining properties. However, the Company does have contractual rights and governmental permits which allow the Company to conduct mining exploration on the properties referenced in this report. These contractual relationships, coupled with the government permits issued to the Company (or a subsidiary), are substantially similar in nature to a mining lease. Therefore, we have treated these contracts as lease agreements from an accounting prospective.

F-10

Research and Development

Research and development costs are recognized as an expense in the period in which they are incurred. The Company incurred no research and development costs for the quarter ended March 31, 2019.

Recent Accounting Pronouncements

In October 2018, FASB issued Accounting Standards Update 2018-16, Derivaties and Hedging (Topic 805): Inclusion of the Secured Overnight Financing Rate (SOFR) Overight Index Swap (OIS) Rate as a Benchmark Interest Rate for Hedge Accounting Purposes. The ASU amends ASC 815 to add the OIS rate based on the SOFR as a fifth US benchmark interest rate. We do not expect the adoption of this ASU to have a material effect on our consolidated financial statements.

In October 2018, FASB issued Accounting Standards Update 2018-17: Consolidation (Topic 810): Targeted Improvements to Related Party Guidance for Variable Interest Entities. This standard expands the application of a specific private company accounting alternative related to VIEs and changes the guidance for determining whether a decision-making fee is a variable interest. We do not expect the adoption of this ASU to have a material effect on our consolidated financial statements.

In November 2018, FASB issued Accounting Standards Update 2018-18, Collaborative Arrangements (Topic 808): Clarifying the Interaction between Topic 808 and Topic 606. The ASU amends ASC 808 to clarify ASC 606 should apply in entirety to certain transactions between collaborative arrangement participants. We do not expect the adoption of this ASU to have a material effect on our consolidated financial statements.

In November 2018, FASB issued Accounting Standards Update 2018-19, Codification Improvements to Topic 326, Financial Instruments—Credit Losses. The ASU changes the effective date of ASU 2016-13 to fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. Thus, the effective date for such entities’ annual financial statements is now aligned with that for these interim financial statements. We are currently evaluating the impact that the standard will have on our consolidated financial statements and related disclosures.

In December 2018, FASB issued Accounting Standards Update 2018-20, Leases (Topic 842): Narrow-Scope Improvements for Lessors. The amendments are designed to make lessors adoption of the new leases standard easier such as accounting policy election on sales tax, exclude variable payments for all lessor costs, and clarification on lessor costs. We are currently evaluating the impact that the standard will have on our consolidated financial statements and related disclosures.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on our consolidated financial statements upon adoption.

NOTE 3 – INVESTMENTS IN SUBSIDIARIES

The Company owns interests in the following entities which was recorded at their book value since they were related party common control acquisitions.

	Investment	Ownership %

Aqua Mining (PNG)	34	90%

As Aqua Mining (PNG) Ltd was acquired from a related entity, Five Arrows Limited (see Note 10 – Business Combinations), the shares were recorded in the accounts at their true cost value.

F-11

NOTE 4 – PROPERTY AND EQUIPMENT

	March 31,	September 30,
	2019	2018

Plant Equipment	65,869	65,869
Motor Vehicle	111,585	111,585
	177,454	177,454
Less accumulated depreciation	-71,503	-64,842
	$105,951	$112,612

Depreciation expense was approximately $16,618 for the year ended September 30, 2018 and $6,678 for the 6 months ended March 31, 2019.

NOTE 5 – CONVERTIBLE NOTES PAYABLE

	March 31, 2019
	Note face amount	Debt Discount	Net Amount of Note
2011 Note	$22,166	$-	$22,166
2012 Note	48,000	-	48,000
2013 Note	12,000	-	12,000
2014 Note	9,000	-	9,000
2016 Note	-	-	-
2017 Note	-	-	-
Total	$91,166	$-	$91,166

	September 30, 2018
	Note face amount	Debt Discount	Net Amount of Note
2011 Note	$22,166	$-	$22,166
2012 Note	48,000	-	48,000
2013 Note	12,000	-	12,000
2014 Note	9,000	-	9,000
2016 Note	-	-	-
2017 Note	-	-	-
Total	$91,166	$-	$91,166

F-12

2011 Note

On May 1, 2011, the Company issued a 2.00% Convertible Note due April 30, 2012 with a principal amount of $32,000 (the “2011 Note”) for cash. Interest on the 2011 Note is accrued annually effective from May 1, 2011 forward. The 2011 Note is unsecured and repayable on demand. The 2011 Note is senior in right to all existing and future indebtedness which is subordinated by its terms and at the option of the Lender, the principal along with any accrued interest may be converted in whole or part into Common Stock at a price of $0.001.

As this note carries a conversion rate that is less than market rate, the rules of beneficial conversion apply. The difference between the conversion rate and the market rate is classified as a discount on the note and accreted over the term of the note, which with respect to this note is 12 months. The face amount of the outstanding note as of March 31, 2019, is $22,166.

2012 Note

On January 2, 2012, the Company issued a 2.00% Convertible Note due January 1, 2013 with a principal amount of $48,000 (the “2012 Note”) for cash. Interest on the 2012 Note is accrued annually effective from January 2, 2012 forward. The 2012 Note is unsecured and repayable on demand. The 2012 Note is senior in right to all existing and future indebtedness which is subordinated by its terms and at the option of the Lender, the principal along with any accrued interest may be converted in whole or part into Common Stock at a price of $0.001.

As this note carries a conversion rate that is less than market rate, the rules of beneficial conversion apply. The difference between the conversion rate and the market rate is classified as a discount on the note and accreted over the term of the note, which with respect to this note is 12 months. The face amount of the outstanding note as of March 31, 2019, is $48,000.

2013 Note

On January 3, 2013, the Company issued a 2.00% Convertible Note due January 2, 2014 with a principal amount of $12,000 (the “2013 Note”) for cash. Interest on the 2013 Note is accrued annually effective from January 3, 2013 forward. The 2013 Note is unsecured and repayable on demand. The 2013 Note is senior in right to all existing and future indebtedness which is subordinated by its terms and at the option of the Lender, the principal along with any accrued interest may be converted in whole or part into Common Stock at a price of $0.001.

As this note carries a conversion rate that is less than market rate, the rules of beneficial conversion apply. The difference between the conversion rate and the market rate is classified as a discount on the note and accreted over the term of the note, which with respect to this note is 12 months. The face amount of the outstanding note as of March 31, 2019, is $12,000.

2014 Note

On August 25, 2014, the Company issued two 12.00% Convertible Promissory Note due February 25, 2015 with a principal amount of $50,000 each (the “2014 Note”) for cash. Interest on the 2014 Note is accrued annually effective from August 25, 2014 forward. The 2014 Note is unsecured.

F-13

The notes are convertible at a conversion price the lesser of (a) $0.25 per share, or (b) the price per share as reported on the Over-the-Counter Bulletin Board on the conversion date. The Note Holders also received Warrants to purchase an aggregate of 800,000 shares of our common stock at an initial exercise price of $0.25 per share. Each of the Warrants has a term of five (5) years.

The embedded conversion feature of the 2014 Notes and Warrants were recorded as derivative liabilities in accordance with relevant accounting guidance due to the variable conversion price of the 2014 Notes. The fair value on the grant date of the embedded conversion feature of the convertible debt was $145,362 as computed using the Black-Scholes option pricing model.

The Company established a debt discount of $100,000, representing the value of the embedded conversion feature inherent in the convertible debt and warrant, as limited to the face amount of the debt. The debt discount is being amortized over the life of the debt using the straight-line method over the terms of the debt, which approximates the effective-interest method. For the year ended September 30, 2014, the Company recorded amortization of the debt discount of $19,566. The balance of the debt discount was $80,434 at September 30, 2014. For the quarter ended March 31, 2019, the Company recorded amortization of the debt discount of $0. The balance of the debt discount was $0 at March 31, 2019. The face amount of the outstanding note as of March 31, 2019, is $9,000.

2016 Notes

On January 5, 2016, the Company issued a $47,615 Convertible Promissory Note to the McGee Law Firm for services rendered. The Note was due on October 31, 2016 and carried interest at 12.0% per annum. On or after May 1, 2016, at the option of the holder, the then outstanding amount of the Note was convertible into common stock of the Company at a conversion price equal to the lesser of $0.01 per share or 50% of the three lowest closing prices average for the 10 business days prior to the conversion date.

On August 11, 2016, the Company restructured a portion a Convertible Promissory Note issued on January 5, 2016 in conjunction with an assignment of that Note. The restructured Note was a 9.00% Convertible Promissory Note due August 11, 2017 with a principal amount of $30,000. Interest on the 2016 Note is accrued annually effective from September 1, 2016 forward. This Note was unsecured and repayable on demand. The 2016 Note is senior in right to all existing and future indebtedness which is subordinated by its terms and at the option of the Lender, the principal along with any accrued interest may be converted in whole or part into Common Stock at a price of $0.001. The face amount of the outstanding note as of March 31, 2019, is $0.

On September 13, 2016, the Company restructured a portion a Convertible Promissory Note issued on January 5, 2016 in conjunction with an assignment of that Note. The restructured Note was a 9.00% Convertible Promissory Note due September 13, 2017 with a principal amount of $15,836.32. Interest on the 2016 Note is accrued annually effective from October 1, 2016 forward. The 2016 Note is unsecured and repayable on demand. The 2016 Note is senior in right to all existing and future indebtedness which is subordinated by its terms and at the option of the Lender, the principal along with any accrued interest may be converted in whole or part into Common Stock at a price of $0.001.

As this note carries a conversion rate that is less than market rate, the rules of beneficial conversion apply. The difference between the conversion rate and the market rate is classified as a discount on the note and accreted over the term of the note, which with respect to this note is 12 months. The face amount of the outstanding note as of March 31, 2019, is $0.

On August 23, 2016, the Company issued a 9.00% Convertible Promissory Note due August 23, 2017 with a principal amount of $25,000 for cash. Interest on the 2016 Note is accrued annually effective from October 1, 2016 forward. The 2016 Note is unsecured and repayable on demand. The 2016 Note is senior in right to all existing and future indebtedness which is subordinated by its terms and at the option of the Lender, the principal along with any accrued interest may be converted in whole or part into Common Stock at a price of $0.001.

F-14

As this note carries a conversion rate that is less than market rate, the rules of beneficial conversion apply. The difference between the conversion rate and the market rate is classified as a discount on the note and accreted over the term of the note, which with respect to this note is 12 months. The face amount of the outstanding note as of March 31, 2019, is $0.

On September 17, 2016, the Company issued a 9.00% Convertible Promissory Note due September 17, 2017 with a principal amount of $25,000 for cash. Interest on the 2016 Note is accrued annually effective from October 1, 2016 forward. The 2016 Note is unsecured and repayable on demand. The 2016 Note is senior in right to all existing and future indebtedness which is subordinated by its terms and at the option of the Lender, the principal along with any accrued interest may be converted in whole or part into Common Stock at a price of $0.001.

As this note carries a conversion rate that is less than market rate, the rules of beneficial conversion apply. The difference between the conversion rate and the market rate is classified as a discount on the note and accreted over the term of the note, which with respect to this note is 12 months. The face amount of the outstanding note as of March 31, 2019, is $0. As of March 31, 2019, the note has been discounted by $0.

2017 Notes

On October 28, 2016, the Company restructured a portion a Convertible Promissory Note issued on August 25, 2014 in conjunction with an assignment of that Note. The restructured Note was a 9.00% Convertible Promissory Note due October 28, 2017 with a principal amount of $35,000. Interest on the 2016 Note is accrued annually effective from November 1, 2016 forward. The 2017 Note is unsecured and repayable on demand. The 2017 Note is senior in right to all existing and future indebtedness which is subordinated by its terms and at the option of the Lender, the principal along with any accrued interest may be converted in whole or part into Common Stock at a price of $0.001.

As this note carries a conversion rate that is less than market rate, the rules of beneficial conversion apply. The difference between the conversion rate and the market rate is classified as a discount on the note and accreted over the term of the note, which with respect to this note is 12 months. The face amount of the outstanding note as of March 31, 2019, is $0. As of March 31, 2019, the note has been discounted by $0.

NOTE 6 – LOAN FROM RELATED PARTY

Convertible Notes Issued to the President and Director of Kibush Capital Corporation:

	March 31, 2019
	Note face	Debt	Net Amount
	amount	Discount	of note

Loan from related party	$1,857,029	$0	$1,857,029

Total	$1,857,029	$0	$1,857,029

	September 30, 2018
	Note face	Debt	Net Amount
	amount	Discount	of note

Loan from related party	$1,737,566	$0	$1,737,566

Total	$1,737,566	$0	$1,737,566

F-15

On March 31, 2014, the Company issued a 12.50% Convertible Promissory Note due March 31, 2015 with a principal amount of $157,500 (the “March 2014 Note”) for cash. Interest on the March 2014 Note is accrued annually effective from March 31, 2014 forward. The March 2014 Note is unsecured. The note is convertible into common stock at a price of 50 percent of the average closing bid price, determined on the then current trading market for the ten business days prior to the conversion date.

On June 30, 2014, the Company issued a 12.50% Convertible Promissory Note due June 30, 2015 with a principal amount of $110,741 (the “June 2014 Note”) for cash. Interest on the June 2014 Note is accrued annually effective from June 30, 2014 forward. The June 2014 Note is unsecured. The note is convertible into common stock at a price of 50 percent of the average closing bid price, determined on the then current trading market for the ten business days prior to the conversion date.

On September 30, 2014, the Company issued a 12.50% Convertible Promissory Note due September 30, 2015 with a principal amount of $98,575 (the “September 2014 Note”) for cash. Interest on the September 2014 Note is accrued annually effective from September 30, 2014 forward. The September 2014 Note is unsecured. The note is convertible into common stock at a price of 50 percent of the average closing bid price, determined on the then current trading market for the ten business days prior to the conversion date.

On October 1, 2016, the Company issued an 8% Promissory Note due September 30, 2017 with a principal amount of $155,300 (the “October 2016 Note”) for cash received between the period September 30, 2014 and April 28,2015. No interest was to accrue on the first two years of the loan, interest on the October 2016 Note is to be accrued annually effective from October 1, 2016 forward. The October 2016 Note is unsecured. Cavenagh Capital Corporation is a shareholder in Kibush Capital Corporation.

NOTE 7 – STOCKHOLDER’S DEFICIT

Common Stock

On August 22, 2013, the Company’s Board authorized a 225:1 reverse stock split. All share and per share data in the accompanying financial statements and footnotes has been adjusted retrospectively for the effects of the stock split.

On October 12, 2013, the Company issued by director’s resolution, 10,000,000 shares of newly issued common stock for the purchase of a Memorandum of Understanding (dated September 2, 2013) from a related company (Five Arrows Limited); which gave Kibush Capital Corporation the right to acquire 80% ownership in Instacash Pty Ltd, an Australian Currency Services provider, and corporate trustee of the Instacash Trust. As this transaction was with a related party, the value was recorded at the par value of the stock i.e. $0.001 per share of common stock.

Between October 23, 2013 and September 30, 2014, the Company issued a total of 3,274,000 shares of common stock upon the requests from convertible note holders to convert principal totaling $3,274 into the Company’s common stock based on the terms set forth in the loans. The conversion rate was $0.001.

On February 28, 2014, the Company issued by director’s resolution, 40,000,000 shares of newly issued common stock to conclude a Assignment and Bill of Sale (dated February 14, 2014) from a related company (Five Arrows Limited); which gave Kibush Capital Corporation the right to enter into a Joint Venture contract with the leaseholders of certain Mining Leases in Papua New Guinea. As this transaction was with a related party, the value was recorded at par value of the stock i.e. $0.001 per share of common stock.

F-16

Between November 1, 2014 and March 31, 2015, the Company issued a total of 4,560,000 shares of common stock upon the requests from convertible note holders to convert principal totaling $3,274 into the Company’s common stock based on the terms set forth in the loans. The conversion rate was $0.001.

Between April 1, 2016 and September 30, 2016, the Company issued a total of 190,114,175 shares of common stock upon the requests from convertible note holders to convert principal totaling $190,114 into the Company’s common stock based on the terms set forth in the loans. The conversion rate was $0.001.

Between October 1, 2016 and December 31, 2016, the Company issued a total of 208,879,614 shares of common stock upon the requests from convertible note holders to convert principal totaling $208,880 into the Company’s common stock based on the terms set forth in the loans. The conversion rate was $0.001.

Between January 1, 2017 and March 31, 2017, the Company issued a total of 9,375,000 shares of common stock upon the requests from convertible note holders to convert principal totaling $9,375 into the Company’s common stock based on the terms set forth in the loans. The conversion rate was $0.001.

Between April 1, 2017 and June 30, 2017, the Company issued a total of 405,000,000 shares of common stock upon the requests from convertible note holders to convert principal totaling $405,000 into the Company’s common stock based on the terms set forth in the loans. The conversion rate was $0.001.

On August 23, 2017, the Company’s Board authorized a 1:25 reverse stock split. All share and per share data in the accompanying financial statements and footnotes has been adjusted retrospectively for the effects of the stock split.

Between October 1, 2017 and December 31, 2017, the Company issued a total of 180,395,000 shares of common stock upon the requests from convertible note holders to convert principal totaling $180,395 into the Company’s common stock based on the terms set forth in the loans. The conversion rate was $0.001.

Between January 1, 2018 and March 31, 2018, the Company issued a total of 139,000,000 shares of common stock upon the requests from convertible note holders to convert principal totaling $139,000 into the Company’s common stock based on the terms set forth in the loans. The conversion rate was $0.001.

Between April 1, 2018 and June 30, 2018, the Company issued a total of 120,000,000 shares of common stock upon the requests from convertible note holders to convert principal totaling $120,000 into the Company’s common stock based on the terms set forth in the loans. The conversion rate was $0.001.

Preferred Stock

Preferred stock includes 50,000,000 shares authorized at $0.001 par value, of which 10,000,000 have been designated Series A and 5,000,000 designated as Series B. A total of 3,000,000 shares of Series A preferred stock are issued and outstanding as of March 31, 2019, and September 30, 2018. A total of 20,000,000 shares of Series B preferred stock were outstanding as of March 31, 2019.

F-17

NOTE 8 – INCOME TAXES

The provision/(benefit) for income taxes for the 6 months ended March 31, 2019 and the year ended September 30, 2018 was as follows (assuming a 15% effective tax rate).

	6 months ended March 31,	September 30,
	2019	2018
Current Tax Provision
Federal-Taxable Income	-	-
Total current tax provisions	-	-
	$-	$-

Deferred Tax Provision
Federal- Loss carry forwards	$-	$6,838
Change in valuation allowance	$-	$6,838
Total deferred tax provisions	$-	$-

As of September 30, 2018, the Company had approximately $13,199,727 in tax loss carry forwards that can be utilized future periods to reduce taxable income, and the carry forward incurred for the year ended September 30, 2018 will expire by the year 2035.

As of March 31, 2019, the Company had approximately $13,445,097 in tax loss carry forwards that can be utilized future periods to reduce taxable income, and the carry forward incurred for the year ended September 30, 2019 will expire by the year 2036.

The Company did not identify any material uncertain tax positions. The Company did not recognize any interest or penalties for unrecognized tax benefits.

The federal income tax returns of the Corporation are subject to examination by the IRS, generally for three years after they are filed.

NOTE 9 – RELATED PARTY TRANSACTIONS

Details of transactions between the Corporation and related parties are disclosed below.

The following transactions were carried out with related parties:

	March 31, 2019	September 30, 2018

Loan from related party	$1,857,029	$1,737,566
Convertible Loans (B)	$91,166	$91,166
Total	$1,948,195	$1,828,732

F-18

(a) From time to time, the president and stockholder of the Company provides advances to the Company for its working capital purposes. These advances bear no interest and are due on demand.

(b) See Note 6 for details of Convertible notes.

NOTE 10 – BUSINESS COMBINATIONS

Set out below are the controlled and non-controlled members of the group as of March 31, 2019, which, in the opinion of the directors, are material to the group. The subsidiaries as listed below have share capital consisting solely of ordinary shares, which are held directly by the Company; the country of incorporation is also their principal place of business.

Name of Entity	Country of Incorporation	Acquisition Date	Voting Equity Interests

Aqua Mining (PNG) Ltd	Papua New Guinea	28-Feb-2014	90%

NOTE 11 – LEGAL PROCEEDINGS

We are not presently a party to any litigation.

NOTE 12 - CONTINGENT LIABILITIES

None.

NOTE 13 – SUBSEQUENT EVENTS

None.

NOTE 14 – INVENTORY

Inventories are valued at cost. Cost is determined using the first-in, first-out method. The cost of finished goods and work-in-progress comprises raw materials, direct labour, other direct costs and related production overheads (based on normal operating capacity) but excludes borrowing costs. There are three types of inventory in three stages of completion. Raw materials comprise of logs that are on the ground and at the log pond; Work-in-progress comprise of rough sawn timber at the Rigo site whilst Finished goods are planed, straightened timber at Laloki for sale. Each would have a different wholesale value depending on the level of processing.

Management is unable to verify the stocktake and valuation at year end. Accordingly, for the year ended September 30, 2018, and for the 6 months ended March 31, 2019 we written down the amounts to zero to accommodate that situation.

F-19

September 30, 2018

F-20

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of Kibush Capital Corporation

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Kibush Capital Corporation and its subsidiaries (the “Company”) as of September 30, 2018, and the related consolidated statements of operations, stockholders’ equity and cash flows for the year then ended, and the related notes and schedules (collectively referred to as the “financial statements”).

In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2018, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Going concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company reported a net profit of $45,589, net current assets deficiency with its current liabilities exceeding its current assets by $3,159,567, accumulated deficit of $13,199,727 as of September 30, 2018 from recurring net losses and significant short term debt maturing in less than one year. All these factors raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 1 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

ShineWing Australia

Chartered Accountants

We have served as the Company’s auditor since 2017.

Melbourne, Australia

February 4, 2019

F-21

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Kibush Capital Corporation

We have audited the accompanying consolidated balance sheet of Kibush Capital Corporation (the “Company”) as of September 30, 2017, and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

The financial statements of Kibush Capital Corporation as of September 30, 2016, were audited by other auditors whose report dated February 7, 2017, on those statements included an explanatory paragraph that described factors raising substantial doubt about its ability to continue as a going concern as discussed in Note 1 to the accounts.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to examine management’s assertion about the effectiveness of the Company’s internal control over financial reporting as of September 30, 2017 and 2016. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we do not express an opinion thereon. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of September 30, 2017, and the consolidated results of their operations and their cash flows for the years then ended, in conformity with the accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and negative cash flows from operations the past two years. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

ShineWing Australia

Chartered Accountants

Melbourne, February 14, 2018

F-22

KIBUSH CAPITAL CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

For the years ended September 30,

	2018	2017
Net revenues	$81,042	$75,664
Cost of sales	(163,001)	(104,219)
Gross profit	(81,959)	(28,555)

Operating expenses:
Research and development	-	-
General and administrative	393,910	637,348
Total operating expenses	393,910	637,348
Loss from operations	(475,869)	(665,903)

Other income (expense):
Interest income	-	-
Interest expense	(116,080)	(189,998)
Other income	-	134,005
Change in fair value of derivative liabilities	606,150	(260,737)
Total other expense, net	490,070	(316,730)
Loss before provision for income taxes	14,201	(982,633)
Provision for income taxes	-	-
Net loss from Operations	$14,201	$(982,663)
Less: Loss attributable to non-controlling interest	31,388	25,903
Gain/Loss from discontinued operations	-	-
Less Net loss from discontinued operations	-	-
Net loss attributable to Holding Company	45,589	(956,730)

Operating Basic and diluted loss per common share	$(0.00)	$(0.01)
Discontinued Operating basic and diluted loss per common share	$(0.00)	$(0.00)
Weighted average common shares outstanding basic and diluted	233,177,226	148,736,452

“See notes to financial statements”

F-23

KIBUSH CAPITAL CORPORATION

CONSOLIDATED BALANCE SHEET

September 30,

	2018	2017
ASSETS:
CURRENT ASSETS
Cash	$2,155	$5,784
Cash in Transit	-	-
Trade Debtors	5,780	25,703
Inventory – Raw Materials	-	-
Prepaid expenses	-	-
TOTAL CURRENT ASSETS	$7,935	$31,487
Property and equipment, net	112,612	122,155
Investment in unconsolidated Joint Venture/Mining Rights	-	-
OTHER ASSETS	50,171	34,031
TOTAL CURRENT ASSETS AND TOTAL ASSETS	170,718	187,673

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY):
CURRENT LIABILITIES:
Accounts Payable	-	-
Accrued Expenses	611,899	1,134,446
Promissory Notes Payable	-	-
Convertible notes payable	91,166	128,466
Loans from Related Parties	1,737,566	1,417,065
Derivative Liabilities	726,871	1,333,021
TOTAL CURRENT LIABILITIES	$3,167,502	4,012,998

STOCKHOLDERS’ EQUITY (DEFICIENCY)
Preferred stock, $0.001 par value; 50,000,000 shares authorized; Series A 3,000,000 shares issued and outstanding at September 30, 2018 and 2017, respectively	$3,000	$3,000
Preferred stock, $0.001 par value; 50,000,000 shares authorized; Series B 20,000,000 shares issued and outstanding at September 30, 2018 and 2017, respectively	20,000	20,000
Common stock, $0.001 par value; 439,395,000 shares authorized at September 30, 2018 and $0.001 par value; 975,000,000 shares authorized at September 30, 2017, respectively; 443,354,541 and 3,959,541 shares issued and outstanding at September 30, 2018 and 2017, respectively	443,355	3,960
Additional paid-in capital	9,842,517	9,467,573
Accumulated Operating deficit	(13,199,727)	(13,245,316)
Total stockholders’ deficit	$(2,890,855)	$(3,750,784)
Non-Controlling interest	$(105,929)	$(74,541)
Total stockholders’ deficit, including non-controlling interest	(2,996,784)	(3,825,324)
Total liabilities and stockholders’ deficit	170,718	187,673

“See notes to financial statements”

F-24

KIBUSH CAPITAL CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the years ended September 30,

	2018	2017
Operating Activities:
Net loss	$45,589	$(956,731)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	16,618	20,425
Amortization of debt discount	-	62,200
Discontinued operations	-	-
Gain/Loss from discontinued operations	-	-
Change in fair value of derivative instruments	(606,150)	260,737
Stock based payments
Changes in operating assets and liabilities:
Prepaid expenses and other assets
Others asset	-	-
Inventory Raw Materials	-	-
Accounts receivable	19,922	(25,703)
Accounts payable	-	-
Accrued expenses	149,225	321,775
Accrued interest	116,080	104,414
Deposits	-	-
Net cash used in operating activities	(258,716)	(212,883)

Investing Activities:
Goodwill on Consolidation	-	-
Paradise Gardens	-	(1,812)
Purchase of property and equipment	(3,153)	(22,914)
Net cash used in investing activities	(3,153)	(24,276)
Financing Activities:
Proceeds from issuance of convertible debt, net of debt discounts	-	-
Repayment of loan from related party	-	-
Proceeds from related party loans, net of debt discounts	288,468	315,306
Net cash provided by financing activities	288,468	315,306
Effective of exchange rates on cash	(30,228)	(72,135)
Net change in cash	(3,629)	5,563
Cash, beginning of year	5,784	221
Cash, end of year	$2,155	$5,784

“See notes to financial statements”

F-25

KIBUSH CAPITAL CORPORATION

CONSOLIDATED STATEMENTS OF STOCKHOLDERS EQUITY (DEFICIENCY)

For the years ended September 30, 2018 and 2017

								Accumulated
					Additional	Non		Other	Total
	Common Stock		Preferred Stock		Paid-in	Controlling	Accumulated	Comprehensive	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Interest	Deficit	Income	Deficit
Balance at September 30, 2016	267,513,362	267,513	3,000,000	3,000	9,136,631	-48,367	-12,288,586	-	-2,930,078

Common stock issued for repayment of convertible note	623,254,614	623,255			-555,867				67,388

Preference Share B issued for Consideration at $0.001 per share			20,000,000	20,000					20,000
Common stock 1:25 split	(886,808,435)	(886,808)			886,808				-
Exchange rate variation									-1
Net Income (Loss)						-25,903	-956,730		-982,633
Balance at September 30, 2017	3,959,541	3,960	23,000,000	23,000	9,467,573	-74,541	-13,245,316	-	-3,825,324

Common stock issued for repayment of convertible note	439,395,000	439,395			-120,056				319,339
Class B Preferred stock issued for repayment of back salary (29.11.16) adjustment					145,000				145,000
Write back accruals					350,000				350,000
Exchange rate variation
Net Income (Loss)						-31,388	45,589		14,201
Balance at September 30, 2018	443,354,541	443,355	23,000,000	23,000	9,842,517	-105,929	-13,199,727	-	-2,996,784

“See notes to financial statements”

F-26

KIBUSH CAPITAL CORPORATION

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Business

Kibush Capital Corporation (formerly David Loren Corporation) (the “Company”) includes its 90% owned subsidiary Aqua Mining (PNG). See Basis of Presentation below. The Company has two primary businesses: (i) mining exploration within Aqua Mining, and (ii) timber operations in Papua New Guinea by Aqua Mining.

Basis of Presentation

The Company maintains its accounting records on an accrual basis in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”).

The consolidated financial statements of the Company include the accounts of the Company, and all entities in which a direct or indirect controlling interest exists through voting rights or qualifying variable interests. All intercompany balances and transactions have been eliminated in the consolidated financial statements.

Change in Fiscal Year End

The Board of Directors of the Company approved on September 14, 2014, a change in the Company’s fiscal year end from December 31 to September 30 of each year.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. As at September 30, 2017, the Company has an accumulated deficit of $13,245,316 and $13,199,727 as of September 30, 2018, and has not earned sufficient revenues to cover operating costs since inception and has a working capital deficit. The Company intends to fund its logging operatons through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the year.

The ability of the Company to emerge from the development stage is dependent upon, among other things, obtaining additional financing to continue mining exploration and execution of its business plan. In response to these problems, management intends to raise additional funds through public or private placement offerings.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Functional and Reporting Currency

The consolidated financial statements are presented in U.S. Dollars. The Company’s functional currency is the U.S. Dollar. The functional currency of Aqua Mining is the Papua New Guinean kina. Assets and liabilities are translated using the exchange rate on the respective balance sheet dates. Items in the income statement and cash flow statement are translated into U.S. Dollars using the average rates of exchange for the periods involved. The resulting translation adjustments are recorded as a separate component of other comprehensive income/(loss) within stockholders’ equity.

The functional currency of foreign entities is generally the local currency unless the primary economic environment requires the use of another currency. Gains or losses arising from the translation or settlement of foreign-currency-denominated monetary assets and liabilities into the functional currency are recognized in the income in the period in which they arise. However, currency differences on intercompany loans that have the nature of a permanent investment are accounted for as translation differences as a separate component of other comprehensive income/(loss) within stockholders’ equity.

F-27

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the principal accounting policies are set out below:

Cash

The Company maintains its cash balances in interest and non-interest bearing accounts which do not exceed Federal Deposit Insurance Corporation limits.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Kibush Capital and Aqua Mining. All intercompany accounts and transactions have been eliminated.

Other Comprehensive Income and Foreign Currency Translation

FASB ASC 220-10-05, Comprehensive Income , establishes standards for the reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distribution to owners.

The accompanying consolidated financial statements are presented in United States dollars.

Reclassifications

Reclassifications have been made to prior year consolidated financial statements in order to conform the presentation to the statements as of and for the period ended September 30, 2014.

On June 10, 2014, the FASB issued Accounting Standards Update (ASU) No. 2014-10, Development Stage Entities (Topic 915) – Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation , which eliminates the concept of a development stage entity (DSE) in its entirety from current accounting guidance. The Company has elected early adoption of this new standard.

Use of Estimates

The preparation of financial statements in conformity with Generally Accepted Accounting Principles in the United States of America (“GAAP”) requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates made by management are, recoverability of long-lived assets, valuation and useful lives of intangible assets, valuation of derivative liabilities, and valuation of common stock, options, warrants and deferred tax assets. Actual results could differ from those estimates.

Non-Controlling Interests

Investments in associated companies over which the Company has the ability to exercise significant influence are accounted for under the consolidation method, after appropriate adjustments for intercompany profits and dividends.

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations.” It requires an acquirer to recognize, at the acquisition date, the assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree at their full fair values as of that date. In a business combination achieved in stages (step acquisitions), the acquirer will be required to re-measure its previously held equity interest in the acquiree at its acquisition-date fair value and recognize the resulting gain or loss in earnings. The acquisition-related transaction and restructuring costs will no longer be included as part of the capitalized cost of the acquired entity but will be required to be accounted for separately in accordance with applicable generally accepted accounting principles. U.S. SFAS No. 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.

A non-controlling interest in a subsidiary is an ownership interest in a consolidated entity that is reported as equity in the consolidated financial statements and separate from the Company’s equity. In addition, net income/(loss) attributable to non-controlling interests is reported separately from net income attributable to the Company in the consolidated financial statements. The Company’s consolidated statements present the full amount of assets, liabilities, income and expenses of all of our consolidated subsidiaries, with a partially offsetting amount shown in non-controlling interests for the portion of these assets and liabilities that are not controlled by us.

F-28

For our investments in affiliated entities that are included in the consolidation, the excess cost over underlying fair value of net assets is referred to as goodwill and reported separately as “Goodwill” in our accompanying consolidated balance sheets. Goodwill may only arise where consideration has been paid.

Property and Equipment

Property and equipment is stated at cost. Depreciation is computed using the straight-line method over estimated useful lives as follows:

Plant equipment	2 to 15 years
Motor Vehicle	4 to 15 years

Maintenance and repairs are charged to expense as incurred. Renewals and improvements of a major nature are capitalized. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gains or losses are reflected in the consolidated statement of operations.

Impairment of Long-Lived Assets

In accordance with FASB ASC 360-10-5, Accounting for the Impairment or Disposal of Long-Lived Assets , the Company evaluates the carrying value of its long-lived assets for impairment whenever events or changes in circumstances indicate that such carrying values may not be recoverable. The Company uses its best judgment based on the current facts and circumstances relating to its business when determining whether any significant impairment factors exist. The Company considers the following factors or conditions, among others, that could indicate the need for an impairment review:

●	Significant under performance relative to expected historical or projected future operating results;

●	Significant changes in its strategic business objectives and utilization of the assets;

●	Significant negative industry or economic trends, including legal factors;

If the Company determines that the carrying values of long-lived assets may not be recoverable based upon the existence of one or more of the above indicators of impairment, the Company’s management performs an undiscounted cash flow analysis to determine if impairment exists. If impairment exists, the Company measures the impairment based on the difference between the asset’s carrying amount and its fair value, and the impairment is charged to operations in the period in which the long-lived asset impairment is determined by management.

The carrying value of the Company’s investment in Joint Venture contract with leaseholders of certain Mining Leases in Papua New Guinea represents its ownership, accounted for under the equity method. The ownership interest is not adjusted to fair value on a recurring basis. Each reporting period the Company assesses the fair value of the Company’s ownership interest in Joint Venture in accordance with FASB ASC 325-20-35. Each year the Company conducts an impairment analysis in accordance with the provisions within FASB ASC 320-10-35 paragraphs 25 through 32.

Fair Value of Financial Instruments

The carrying amounts of the Company’s cash, accounts payable and accrued expenses approximate their estimated fair values due to the short-term maturities of those financial instruments. The Company believes the carrying amount of its notes payable approximates its fair value based on rates and other terms currently available to the Company for similar debt instruments

Beneficial Conversion Features of Debentures

In accordance with FASB ASC 470-20, Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios, we recognize the advantageous value of conversion rights attached to convertible debt. Such rights give the debt holder the ability to convert debt into common stock at a price per share that is less than the trading price to the public on the day the loan is made to us. The beneficial value is calculated as the intrinsic value (the market price of the stock at the commitment date in excess of the conversion rate) of the beneficial conversion feature of debentures and related accruing interest is recorded as a discount to the related debt and an addition to additional paid in capital. The discount is amortized over the remaining outstanding period of related debt using the interest method.

F-29

Derivative Financial Instruments

We apply the provisions of FASB ASC 815-10, Derivatives and Hedging (“ASC 815-10”). Derivatives within the scope of ASC 815-10 must be recorded on the balance sheet at fair value. During the year ended September 30, 2014, the Company issued convertible debt and recorded derivative liabilities related to a reset provision associated with the embedded conversion feature of the convertible debt. The Company computed the fair value of these derivative liabilities on the grant date and various measurement dates using the Black-Scholes pricing model. Due to the reset provisions within the embedded conversion feature, the Company determined that the Black-Scholes pricing model was the most appropriate for valuing these instruments.

In applying the Black-Scholes valuation model, the Company used the following assumptions during the year ended September 30, 2018:

For the year ended
September 30, 2018
Annual dividend yield	-
Expected life (years)	0.50 – 1.00
Risk-free interest rate	1.7%
Expected volatility	55%

The inputs used to measure fair value fall in different levels of the fair value hierarchy, a financial security’s hierarchy level is based upon the lowest level of input that is significant to the fair value measurement.

The Company determines the fair value of its derivative instruments using a three-level hierarchy for fair value measurements which these assets and liabilities must be grouped, based on significant levels of observable or unobservable inputs. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company’s market assumptions. This hierarchy requires the use of observable market data when available. These two types of inputs have created the following fair-value hierarchy:

Level 1 — Valuation based on unadjusted quoted market prices in active markets for identical securities. Currently, the Company does not have any items as Level 1.

Level 2 — Valuations based on observable inputs (other than Level 1 prices), such as quoted prices for similar assets at the measurement date; quoted prices in markets that are not active; or other inputs that are observable, either directly or indirectly. Currently, the Company does not have any items classified as Level 2.

Level 3 — Valuations based on inputs that are unobservable and significant to the overall fair value measurement, and involve management judgment. The Company used the Black-Scholes option pricing models to determine the fair value of the instruments.

F-30

The following table presents the Company’s embedded conversion features of its convertible debt measured at fair value on a recurring basis as of September 30, 2017, and as of September 30, 2018:

	Carry Value at	Carry Value at
	September 30, 2018	September 30, 2017

Derivative liabilities:

Embedded conversion features - notes	$726,871	$1,333,021

Total derivative liability	$726,871	$1,333,021

	For the year ended	For the year ended
	September 30, 2017	September 30, 2017

Change in fair value included in other income (expense), net	606,150	-260,737

The following table provides a reconciliation of the beginning and ending balances for the Company’s derivative liabilities measured at fair value using Level 3 inputs:

	For the year ended	For the year ended
	September 30, 2018	September 30, 2017

Embedded Conversion Features - Notes:
Balance at beginning of year	$1,333,021	$986,700
Change in derivative liabilities	$(1,212,300)	$607,058
Net change in fair value included in net loss	606,150	-260,737
Ending balance	$726,871	$1,333,021

The Company re-measures the fair values of all its derivative liabilities as of each period end and records the net aggregate gain/loss due to the change in the fair value of the derivative liabilities as a component of other expense, net in the accompanying consolidated statement of operations. During the years ended September 30, 2018 and 2017, the Company recorded a net increase (decrease) to the fair value of derivative liabilities balance of $ 606,150 and $ (260,737), respectively.

F-31

Loss per Share

The Company applies FASB ASC 260, “Earnings per Share.” Basic earnings (loss) per share is computed by dividing earnings (loss) available to common stockholders by the weighted-average number of common shares outstanding. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include additional common shares available upon exercise of stock options and warrants using the treasury stock method, except for periods for which no common share equivalents are included because their effect would be anti-dilutive.

Income Taxes

Income taxes are accounted for in accordance with ASC Topic 740, “Income Taxes.” Under the asset and liability method, deferred tax assets and liabilities are recognized for the future consequences of differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases (temporary differences). Deferred tax assets and liabilities are measured using tax rates expected to apply to taxable income in the years in which those temporary differences are recovered or settled. Valuation allowances for deferred tax assets are established when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Mineral Property, Mineral Rights (Claims) Payments and Exploration Costs

Pursuant to EITF 04-02, “Whether Mineral Rights are Tangible or Intangible Assets and Related Issues”, the Company has an accounting policy to capitalize the direct costs to acquire or lease mineral properties and mineral rights as tangible assets. The direct costs include the costs of signature (lease) bonuses, options to purchase or lease properties, and brokers’ and legal fees. If the acquired mineral rights relate to unproven properties, the Company does not amortize the capitalized mineral costs, but evaluates the capitalized mineral costs periodically for impairment. The Company expenses all costs related to the exploration of mineral claims in which it had secured exploration rights prior to establishment of proven and probable reserves.

F-32

Accounting Treatment of Mining Interests

At this time, the Company does not directly own or directly lease mining properties. However, the Company does have contractual rights and governmental permits which allow the Company to conduct mining exploration on the properties referenced in this report. These contractual relationships, coupled with the government permits issued to the Company (or a subsidiary), are substantially similar in nature to a mining lease. Therefore, we have treated these contracts as lease agreements from an accounting prospective.

Research and Development

Research and development costs are recognized as an expense in the period in which they are incurred. The Company incurred no research and development costs for the years ended September 30, 2018 and 2017, respectively.

Recent Accounting Pronouncements

In October 2018, FASB issued Accounting Standards Update 2018-16, Derivaties and Hedging (Topic 805): Inclusion of the Secured Overnight Financing Rate (SOFR) Overight Index Swap (OIS) Rate as a Benchmark Interest Rate for Hedge Accounting Purposes. The ASU amends ASC 815 to add the OIS rate based on the SOFR as a fifth US benchmark interest rate. We do not expect the adoption of this ASU to have a material effect on our consolidated financial statements.

In October 2018, FASB issued Accounting Standards Update 2018-17: Consolidation (Topic 810): Targeted Improvements to Related Party Guidance for Variable Interest Entities. This standard expands the application of a specific private company accounting alternative related to VIEs and changes the guidance for determining whether a decision-making fee is a variable interest. We do not expect the adoption of this ASU to have a material effect on our consolidated financial statements.

In November 2018, FASB issued Accounting Standards Update 2018-18, Collaborative Arrangements (Topic 808): Clarifying the Interaction between Topic 808 and Topic 606. The ASU amends ASC 808 to clarify ASC 606 should apply in entirety to certain transactions between collaborative arrangement participants. We do not expect the adoption of this ASU to have a material effect on our consolidated financial statements.

In November 2018, FASB issued Accounting Standards Update 2018-19, Codification Improvements to Topic 326, Financial Instruments—Credit Losses. The ASU changes the effective date of ASU 2016-13 to fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. Thus, the effective date for such entities’ annual financial statements is now aligned with that for these interim financial statements. We are currently evaluating the impact that the standard will have on our consolidated financial statements and related disclosures.

In December 2018, FASB issued Accounting Standards Update 2018-20, Leases (Topic 842): Narrow-Scope Improvements for Lessors. The amendments are designed to make lessors adoption of the new leases standard easier such as accounting policy election on sales tax, exclude variable payments for all lessor costs, and clarification on lessor costs. We are currently evaluating the impact that the standard will have on our consolidated financial statements and related disclosures.

NOTE 3 – INVESTMENTS IN SUBSIDIARIES

The Company owns interests in the following entities which was recorded at their book value since they were related party common control acquisitions.

	Investment	Ownership %

Aqua Mining (PNG)	34	90%

As Aqua Mining (PNG) Ltd was acquired from a related entity, Five Arrows Limited (see Note 10 – Business Combinations), the shares were recorded in the accounts at their true cost value.

F-33

NOTE 4 – PROPERTY AND EQUIPMENT

	September 30, 2018	September 30, 2017

Plant Equipment	65,869	58,363
Motor Vehicle	111,585	111,585
	177,454	169,948
Less accumulated depreciation	-64,842	-47,792
	$112,612	$122,156

Depreciation expense was approximately $16,618 for the year ended September 30, 2018 and $20,425 for the year ended September 30, 2017.

NOTE 5 – CONVERTIBLE NOTES PAYABLE

	September 30, 2018
	Note Face Amount	Debt Discount	Net Amount of Note

2011 Note	$22,166	$-	$22,166
2012 Note	48,000	-	48,000
2013 Note	12,000	-	12,000
2014 Note	9,000	-	9,000
2016 Note	-	-	-
2016 Note	-	-	-
2017 Note	-	-	-
Total	$91,166	$-	$91,166

	September 30, 2017
	Note Face Amount	Debt Discount	Net Amount of Note

2011 Note	$22,166	$-	$22,166
2012 Note	48,000	-	48,000
2013 Note	12,000	-	12,000
2014 Note	9,000	-	9,000
2016 Note	-	-	-
2016 Note	25,000	-	25,000
2016 Note	12,300	-	12,300
Total	$128,466	$-	$128,466

2011 Note

On May 1, 2011, the Company issued a 2.00% Convertible Note due April 30, 2012 with a principal amount of $32,000 (the “2011 Note”) for cash. Interest on the 2011 Note is accrued annually effective from May 1, 2011 forward. The 2011 Note is unsecured and repayable on demand. The 2011 Note is senior in right to all existing and future indebtedness which is subordinated by its terms and at the option of the Lender, the principal along with any accrued interest may be converted in whole or part into Common Stock at a price of $0.001.

As this note carries a conversion rate that is less than market rate, the rules of beneficial conversion apply. The difference between the conversion rate and the market rate is classified as a discount on the note and accreted over the term of the note, which with respect to this note is 12 months. The face amount of the outstanding note as of September 30, 2018, is $22,166. As of September 30, 2018, the note has been discounted by $0.

2012 Note

On January 2, 2012, the Company issued a 2.00% Convertible Note due January 1, 2013 with a principal amount of $48,000 (the “2012 Note”) for cash. Interest on the 2012 Note is accrued annually effective from January 2, 2012 forward. The 2012 Note is unsecured and repayable on demand. The 2012 Note is senior in right to all existing and future indebtedness which is subordinated by its terms and at the option of the Lender, the principal along with any accrued interest may be converted in whole or part into Common Stock at a price of $0.001.

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As this note carries a conversion rate that is less than market rate, the rules of beneficial conversion apply. The difference between the conversion rate and the market rate is classified as a discount on the note and accreted over the term of the note, which with respect to this note is 12 months. The face amount of the outstanding note as of September 30, 2018, is $48,000. As of September 30, 2018, the note has been discounted by $0.

2013 Note

On January 3, 2013, the Company issued a 2.00% Convertible Note due January 2, 2014 with a principal amount of $12,000 (the “2013 Note”) for cash. Interest on the 2013 Note is accrued annually effective from January 3, 2013 forward. The 2013 Note is unsecured and repayable on demand. The 2013 Note is senior in right to all existing and future indebtedness which is subordinated by its terms and at the option of the Lender, the principal along with any accrued interest may be converted in whole or part into Common Stock at a price of $0.001.

As this note carries a conversion rate that is less than market rate, the rules of beneficial conversion apply. The difference between the conversion rate and the market rate is classified as a discount on the note and accreted over the term of the note, which with respect to this note is 12 months. The face amount of the outstanding note as of September 30, 2018, is $12,000. As of September 30, 2018, the note has been discounted by $0.

2014 Note

On August 25, 2014, the Company issued two 12.00% Convertible Promissory Note due February 25, 2015 with a principal amount of $50,000 each (the “2014 Note”) for cash. Interest on the 2014 Note is accrued annually effective from August 25, 2014 forward. The 2014 Note is unsecured.

The notes are convertible at a conversion price the lesser of (a) $0.25 per share, or (b) the price per share as reported on the Over-the-Counter Bulletin Board on the conversion date. The Note Holders also received Warrants to purchase an aggregate of 800,000 shares of our common stock at an initial exercise price of $0.25 per share. Each of the Warrants has a term of five (5) years.

The embedded conversion feature of the 2014 Notes and Warrants were recorded as derivative liabilities in accordance with relevant accounting guidance due to the variable conversion price of the 2014 Notes. The fair value on the grant date of the embedded conversion feature of the convertible debt was $145,362 as computed using the Black-Scholes option pricing model.

The Company established a debt discount of $100,000, representing the value of the embedded conversion feature inherent in the convertible debt and warrant, as limited to the face amount of the debt. The debt discount is being amortized over the life of the debt using the straight-line method over the terms of the debt, which approximates the effective-interest method. For the year ended September 30, 2014, the Company recorded amortization of the debt discount of $19,566. The balance of the debt discount was $80,434 at September 30, 2014. For the year ended September 30, 2018, the Company recorded amortization of the debt discount of $0. The balance of the debt discount was $0 at September 30, 2018. The face amount of the outstanding note as of September 30, 2018, is $9,000.

2016 Notes

On January 5, 2016, the Company issued a $47,615 Convertible Promissory Note to the McGee Law Firm for services rendered. The Note was due on October 31, 2016 and carried interest at 12.0% per annum. On or after May 1, 2016, at the option of the holder, the then outstanding amount of the Note was convertible into common stock of the Company at a conversion price equal to the lesser of $0.01 per share or 50% of the three lowest closing prices average for the 10 business days prior to the conversion date.

On August 11, 2016, the Company restructured a portion a Convertible Promissory Note issued on January 5, 2016 in conjunction with an assignment of that Note. The restructured Note was a 9.00% Convertible Promissory Note due August 11, 2017 with a principal amount of $30,000. Interest on the 2016 Note is accrued annually effective from September 1, 2016 forward. This Note was unsecured and repayable on demand. The 2016 Note is senior in right to all existing and future indebtedness which is subordinated by its terms and at the option of the Lender, the principal along with any accrued interest may be converted in whole or part into Common Stock at a price of $0.001. The face amount of the outstanding note as of September 30, 2018, is $0. As of September 30, 2018, the note has been discounted by $0.

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On September 13, 2016, the Company restructured a portion a Convertible Promissory Note issued on January 5, 2016 in conjunction with an assignment of that Note. The restructured Note was a 9.00% Convertible Promissory Note due September 13, 2017 with a principal amount of $15,836.32. Interest on the 2016 Note is accrued annually effective from October 1, 2016 forward. The 2016 Note is unsecured and repayable on demand. The 2016 Note is senior in right to all existing and future indebtedness which is subordinated by its terms and at the option of the Lender, the principal along with any accrued interest may be converted in whole or part into Common Stock at a price of $0.001.

As this note carries a conversion rate that is less than market rate, the rules of beneficial conversion apply. The difference between the conversion rate and the market rate is classified as a discount on the note and accreted over the term of the note, which with respect to this note is 12 months. The face amount of the outstanding note as of September 30, 2018, is $0. As of September 30, 2018, the note has been discounted by $0.

On August 23, 2016, the Company issued a 9.00% Convertible Promissory Note due August 23, 2017 with a principal amount of $25,000 for cash. Interest on the 2016 Note is accrued annually effective from October 1, 2016 forward. The 2016 Note is unsecured and repayable on demand. The 2016 Note is senior in right to all existing and future indebtedness which is subordinated by its terms and at the option of the Lender, the principal along with any accrued interest may be converted in whole or part into Common Stock at a price of $0.001.

As this note carries a conversion rate that is less than market rate, the rules of beneficial conversion apply. The difference between the conversion rate and the market rate is classified as a discount on the note and accreted over the term of the note, which with respect to this note is 12 months. The face amount of the outstanding note as of September 30, 2018, is $0. As of September 30, 2018, the note has been discounted by $0.

On September 17, 2016, the Company issued a 9.00% Convertible Promissory Note due September 17, 2017 with a principal amount of $25,000 for cash. Interest on the 2016 Note is accrued annually effective from October 1, 2016 forward. The 2016 Note is unsecured and repayable on demand. The 2016 Note is senior in right to all existing and future indebtedness which is subordinated by its terms and at the option of the Lender, the principal along with any accrued interest may be converted in whole or part into Common Stock at a price of $0.001.

As this note carries a conversion rate that is less than market rate, the rules of beneficial conversion apply. The difference between the conversion rate and the market rate is classified as a discount on the note and accreted over the term of the note, which with respect to this note is 12 months. The face amount of the outstanding note as of September 30, 2018, is $0. As of September 30, 2018, the note has been discounted by $0.

2017 Notes

On October 28, 2016, the Company restructured a portion a Convertible Promissory Note issued on August 25, 2014 in conjunction with an assignment of that Note. The restructured Note was a 9.00% Convertible Promissory Note due October 28, 2017 with a principal amount of $35,000. Interest on the 2016 Note is accrued annually effective from November 1, 2016 forward. The 2017 Note is unsecured and repayable on demand. The 2017 Note is senior in right to all existing and future indebtedness which is subordinated by its terms and at the option of the Lender, the principal along with any accrued interest may be converted in whole or part into Common Stock at a price of $0.001.

As this note carries a conversion rate that is less than market rate, the rules of beneficial conversion apply. The difference between the conversion rate and the market rate is classified as a discount on the note and accreted over the term of the note, which with respect to this note is 12 months. The face amount of the outstanding note as of September 30, 2018, is $0. As of September 30, 2018, the note has been discounted by $0.

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NOTE 6 – LOAN FROM RELATED PARTY

Convertible Notes Issued to the President and Director of Kibush Capital Corporation:

	September 30, 2017
	Note face amount	Debt Discount	Net Amount of note

Loan from related party	$1,417,065	$0	$1,417,065

Total	$1,417,065	$0	$1,417,065

	September 30, 2018
	Note face amount	Debt Discount	Net Amount of note

Loan from related party	$1,737,566	$0	$1,737,566

Total	$1,737,566	$0	$1,737,566

On March 31, 2014, the Company issued a 12.50% Convertible Promissory Note due March 31, 2015 with a principal amount of $157,500 (the “March 2014 Note”) for cash. Interest on the March 2014 Note is accrued annually effective from March 31, 2014 forward. The March 2014 Note is unsecured. The note is convertible into common stock at a price of 50 percent of the average closing bid price, determined on the then current trading market for the ten business days prior to the conversion date.

The embedded conversion feature of the March 2014 Notes was recorded as derivative liabilities in accordance with relevant accounting guidance due to the variable conversion price of the March 2014 Notes. The fair value on the grant date of the embedded conversion feature of the convertible debt was $305,039 as computed using the Black-Scholes option pricing model. The fair value was $165,542 for the year ended September 30, 2018.

The Company established a debt discount of $157,500, representing the value of the embedded conversion feature inherent in the convertible debt, as limited to the face amount of the debt. The debt discount is being amortized over the life of the debt using the straight-line method over the terms of the debt, which approximates the effective-interest method. For the year ended September 30, 2014, the Company recorded amortization of the debt discount of $78,966. The balance of the debt discount was $78,534 at September 30, 2014. As of September 30, 2018, the balance of the debt discount was $0.

On June 30, 2014, the Company issued a 12.50% Convertible Promissory Note due June 30, 2015 with a principal amount of $110,741 (the “June 2014 Note”) for cash. Interest on the June 2014 Note is accrued annually effective from June 30, 2014 forward. The June 2014 Note is unsecured. The note is convertible into common stock at a price of 50 percent of the average closing bid price, determined on the then current trading market for the ten business days prior to the conversion date.

The embedded conversion feature of the June 2014 Note was recorded as derivative liabilities in accordance with relevant accounting guidance due to the variable conversion price of the June 2014 Note. The fair value on the grant date of the embedded conversion feature of the convertible debt was $213,207 as computed using the Black-Scholes option pricing model. The fair value was $116,395 for the year ended September 30, 2018.

The Company established a debt discount of $110,741 representing the value of the embedded conversion feature inherent in the convertible debt, as limited to the face amount of the debt. The debt discount is being amortized over the life of the debt using the straight-line method over the terms of the debt, which approximates the effective-interest method. For the year ended September 30, 2014, the Company recorded amortization of the debt discount of $27,913. The balance of the debt discount was $82,828 at September 30, 2014. As of September 30, 2018, the balance of the debt discount was $0.

F-37

On September 30, 2014, the Company issued a 12.50% Convertible Promissory Note due September 30, 2015 with a principal amount of $98,575 (the “September 2014 Note”) for cash. Interest on the September 2014 Note is accrued annually effective from September 30, 2014 forward. The September 2014 Note is unsecured. The note is convertible into common stock at a price of 50 percent of the average closing bid price, determined on the then current trading market for the ten business days prior to the conversion date.

The embedded conversion feature of the September 2014 Notes was recorded as derivative liabilities in accordance with relevant accounting guidance due to the variable conversion price of the September 2014 Note. The fair value on the grant date of the embedded conversion feature of the convertible debt was $181,771 as computed using the Black-Scholes option pricing model. The fair value was $103,608 for the year ended September 30, 2018.

The Company established a debt discount of $98,575 representing the value of the embedded conversion feature inherent in the convertible debt, as limited to the face amount of the debt. The debt discount is being amortized over the life of the debt using the straight-line method over the terms of the debt, which approximates the effective-interest method. For the year ended September 30, 2014, the Company recorded amortization of the debt discount of $0. The balance of the debt discount was $98,575 at September 30, 2014. As of September 30, 2018, the balance of the debt discount was $0.

As of September 30, 2014, and 2013, cumulative interest of $96,579 and $0 respectively, has been accrued on these notes.

The Company established a debt discount of $61,273 representing the value of the embedded conversion feature inherent in the convertible debt, as limited to the face amount of the debt. The debt discount is being amortized over the life of the debt using the straight-line method over the terms of the debt, which approximates the effective-interest method. For the year ended September 30, 2018, the Company recorded amortization of the debt discount of $0. The balance of the debt discount was $0 at September 30, 2018.

On October 1, 2016, the Company issued an 8% Promissory Note due September 30, 2017 with a principal amount of $155,300 (the “October 2016 Note”) for cash received over the period between September 30, 2014 and April 28,2015. No interest was to accrue on the first two years of the loan, interest on the October 2016 Note is to be accrued annually effective from October 1, 2016 forward. The October 2016 Note is unsecured. Cavenagh Capital Corporation is a shareholder in Kibush Capital Corporation.

NOTE 7 – STOCKHOLDER’S DEFICIT

Common Stock

On August 22, 2013, the Company’s Board authorized a 225:1 reverse stock split. All share and per share data in the accompanying financial statements and footnotes has been adjusted retrospectively for the effects of the stock split.

On October 12, 2013, the Company issued by director’s resolution, 10,000,000 shares of newly issued common stock for the purchase of a Memorandum of Understanding (dated September 2, 2013) from a related company (Five Arrows Limited); which gave Kibush Capital Corporation the right to acquire 80% ownership in Instacash Pty Ltd, an Australian Currency Services provider, and corporate trustee of the Instacash Trust. As this transaction was with a related party, the value was recorded at the par value of the stock i.e. $0.001 per share of common stock.

Between October 23, 2013 and September 30, 2014, the Company issued a total of 3,274,000 shares of common stock upon the requests from convertible note holders to convert principal totaling $3,274 into the Company’s common stock based on the terms set forth in the loans. The conversion rate was $0.001.

On February 28, 2014, the Company issued by director’s resolution, 40,000,000 shares of newly issued common stock to conclude a Assignment and Bill of Sale (dated February 14, 2014) from a related company (Five Arrows Limited); which gave Kibush Capital Corporation the right to enter into a Joint Venture contract with the leaseholders of certain Mining Leases in Papua New Guinea. As this transaction was with a related party, the value was recorded at par value of the stock i.e. $0.001 per share of common stock.

Between November 1, 2014 and March 31, 2015, the Company issued a total of 4,560,000 shares of common stock upon the requests from convertible note holders to convert principal totaling $3,274 into the Company’s common stock based on the terms set forth in the loans. The conversion rate was $0.001.

F-38

Between April 1, 2016 and September 30, 2016, the Company issued a total of 190,114,175 shares of common stock upon the requests from convertible note holders to convert principal totaling $190,114 into the Company’s common stock based on the terms set forth in the loans. The conversion rate was $0.001.

Between October 1, 2016 and December 31, 2016, the Company issued a total of 208,879,614 shares of common stock upon the requests from convertible note holders to convert principal totaling $208,880 into the Company’s common stock based on the terms set forth in the loans. The conversion rate was $0.001.

Between January 1, 2017 and March 31, 2017, the Company issued a total of 9,375,000 shares of common stock upon the requests from convertible note holders to convert principal totaling $9,375 into the Company’s common stock based on the terms set forth in the loans. The conversion rate was $0.001.

Between April 1, 2017 and June 30, 2017, the Company issued a total of 405,000,000 shares of common stock upon the requests from convertible note holders to convert principal totaling $405,000 into the Company’s common stock based on the terms set forth in the loans. The conversion rate was $0.001.

On August 23, 2017, the Company’s Board authorized a 1:25 reverse stock split. All share and per share data in the accompanying financial statements and footnotes has been adjusted retrospectively for the effects of the stock split.

Preferred Stock

Preferred stock includes 50,000,000 shares authorized at $0.001 par value, of which 10,000,000 have been designated Series A and 5,000,000 designated as Series B. A total of 3,000,000 shares of Series A preferred stock are issued and outstanding as of September 30, 2017 , and September 30, 2018. A total of 20,000,000 shares of Series B preferred stock were outstanding as of September 30, 2018. No shares of Series B preferred stock were outstanding as of September 30, 2018.

NOTE 8 – INCOME TAXES

The provision/(benefit) for income taxes for the year ended September 30, 2018 and 2017 was as follows (assuming a 15% effective tax rate)

	September 30, 2018	September 30, 2017
Current Tax Provision
Federal-
Taxable Income	-	-
Total current tax provisions	-	-
	$-	$-

Deferred Tax Provision
Federal-
Loss carry forwards	$6,838	$143,510
Change in valuation allowance	$6,838	$143,510
Total deferred tax provisions	$-	$-

As of September 30, 2018, the Company had approximately $13,199,727 in tax loss carry forwards that can be utilized future periods to reduce taxable income, and the carry forward incurred for the year ended September 30, 2018 will expire by the year 2035.

The Company did not identify any material uncertain tax positions. The Company did not recognize any interest or penalties for unrecognized tax benefits.

F-39

The federal income tax returns of the Corporation are subject to examination by the IRS, generally for three years after they are filed.

NOTE 9 – RELATED PARTY TRANSACTIONS

Details of transactions between the Corporation and related parties are disclosed below.

The following transactions were carried out with related parties:

	September 30, 2018	September 30, 2017

Loan from related party	$1,737,566	$1,417,065
Convertible Loans (B)	$91,166	$128,466
Total	$1,828,732	$1,545,531

(a) From time to time, the president and stockholder of the Company provides advances to the Company for its working capital purposes. These advances bear no interest and are due on demand.

(b) See Note 6 for details of Convertible notes.

NOTE 10 – BUSINESS COMBINATIONS

Set out below are the controlled and non-controlled members of the group as of September 30, 2018, which, in the opinion of the directors, are material to the group. The subsidiaries as listed below have share capital consisting solely of ordinary shares, which are held directly by the Company; the country of incorporation is also their principal place of business.

Name of Entity	Country of Incorporation	Acquisition Date	Voting Equity Interests
Aqua Mining (PNG) Ltd	Papua New Guinea	28-Feb-2014	90%

NOTE 11 – LEGAL PROCEEDINGS

We are not presently a party to any litigation.

NOTE 12 - CONTINGENT LIABILITIES

None.

NOTE 13 – SUBSEQUENT EVENTS

None.

NOTE 14 – INVENTORY

Inventories are valued at cost. Cost is determined using the first-in, first-out method. The cost of finished goods and work-in-progress comprises raw materials, direct labour, other direct costs and related production overheads (based on normal operating capacity) but excludes borrowing costs. There are three types of inventory in three stages of completion. Raw materials comprise of logs that are on the ground and at the log pond; Work-in-progress comprise of rough sawn timber at the Rigo site whilst Finished goods are planed, straightened timber at Laloki for sale. Each would have a different wholesale value depending on the level of processing.

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PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The Registrant estimates that expenses in connection with the distribution described in this Registration Statement will be as shown below. All expenses incurred with respect to the distribution will be paid by the Company.

Expense

Legal fees and expenses:		$25,000
Accounting fees and expenses:	$
Total:		$25,000

Item 14. Indemnification of Directors and Officers

See the Bylaws of the Company as shown on Exhibit 3.2 herein.

Agreements

We intend to modify the compensation agreements with selected officers and directors, pursuant to which we will agree, to the maximum extent permitted by law, to defend, indemnify and hold harmless the officers and directors against any costs, losses, claims, suits, proceedings, damages or liabilities to which our officers and directors become subject to which arise out of or are based upon or relate to our officers and directors engagement by the Company.

Item 15. Recent Sales of Unregistered Securities

Item 16. Exhibits

The exhibits and financial statement schedules filed as part of this registration statement are as follows:

Exhibit	Description
3.1	Certificate of Incorporation

3.2	Amended and Restated Bylaws

5.1	Opinion of Law Offices of Matheau J. W. Stout Regarding Legality of the Securities Being Registered.

10.1	Subscription Agreement

10.2	Convertible Promissory Notes

23.1	Consent of Law Office of Matheau J. W. Stout, Esq. (included in Exhibit 5.1)

23.2	Consent of ShineWing Australia

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Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a) (3) of the Securities Act;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

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(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (Sec. 230-424);

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(7)	That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof

(8)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City Templestowne, in Victoria, Australia on August 5, 2019.

KIBUSH CAPITAL CORP.

Date: August 5, 2019	/s/ Warren Sheppard
	By:	Warren Sheppard
	Its:	Chief Executive Officer; Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Capacity in Which Signed	Date

/s/ Warren Sheppard	Chief Executive Officer	August 5, 2019
Warren Sheppard	(Principal Executive Officer Principal Accounting Officer and Director)

/s/ Warren Sheppard	Chief Financial Officer	August 5, 2019
Warren Sheppard	(Principal Accounting Officer and Director)